UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

Vistagen Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

_________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TM

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, CA 94080

Tel. (650) 577-3600

Fax (888) 482-2602

[•], 2022

To Our Stockholders:

As I reflect on the time that has passed since our last annual meeting, I am impressed by our team’s continuous drive to address unmet mental health needs in communities across the globe. The prevalence of anxiety and depression disorders has grown considerably since the beginning of the pandemic, and it is clear to us that currently approved treatments are underserving people struggling with these conditions. Individuals across a broad range of demographics need new, faster-acting treatment options without the negative side effects and safety concerns often associated with currently approved medicines. This need drives us to remain focused on and committed to developing and commercializing new differentiated treatments with the potential to improve lives.

It is with this focus and commitment in mind that I invite you to attend the 2022 Annual Meeting of Stockholders of Vistagen Therapeutics, Inc. (the Annual Meeting or the Meeting), which we will hold virtually at 10:00 a.m. Pacific Time on October 14, 2022.  The accompanying Proxy Statement details information regarding the Annual Meeting, including a description of the proposals to be considered by stockholders at the Meeting and instructions for submitting your vote. Our management team and Board of Directors believe these proposals will provide our company with the resources necessary to continue developing our drug pipeline as we strive to fundamentally shift the treatment paradigm for anxiety, depression and other central nervous system (CNS) disorders.

To conserve environmental resources and prevent unnecessary corporate expense, we are using the “Notice and Access” method of providing proxy materials to you via the Internet pursuant to the regulations promulgated by the U.S. Securities and Exchange Commission (SEC). We believe that this process will provide you with a safe, convenient and efficient way to access your proxy materials and vote your shares. On or about [•], 2022, we will mail to our stockholders a one-page Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our Proxy Statement and vote electronically via the Internet or by telephone. The Notice will also contain instructions on how to receive a paper copy of your proxy materials. In addition to the accompanying Proxy Statement, we have also included a copy of our Annual Report on Form 10-K for the year ended March 31, 2022 (Annual Report), which we encourage you to read. It includes our audited financial statements and provides important information about our business.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting virtually, please carefully review the accompanying Proxy Statement and then cast your vote by Internet, telephone or postal mail as promptly as possible so that your shares will be voted at the Meeting. Please refer to the Notice for instructions on submitting your vote. Our Board of Directors has approved the proposals set forth in the accompanying Proxy Statement and we recommend that you vote in favor of each such proposal.

Although we had a setback in the recent clinical trial for PH94B, our drug candidate under development for social anxiety disorder, we have a clear mission and detailed operational plan to advance our CNS pipeline. Our team remains focused on driving innovation to help patients live healthier, happier and more productive lives. We are passionate about transforming mental health and delivering solutions that benefit patients while adding value to health care providers treating anxiety and depression. We are singularly focused on changing patient outcomes for the better – One Mind at a Time.

Thank you for your continued support of Vistagen. We look forward to your participation at the Annual Meeting.

Sincerely, /s/ Shawn K Singh, J.D. Shawn K. Singh, J.D. Chief Executive Officer and Director

TM

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, CA 94080

Tel. (650) 577-3600

Fax (888) 482-2602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 14, 2022

Dear Stockholder:

We are pleased to invite you to virtually attend the 2022 Annual Meeting of Stockholders (the Annual Meeting or Meeting) of Vistagen Therapeutics, Inc., a Nevada corporation (the Company, us, we or our). The Annual Meeting will be a virtual-format meeting, held exclusively via the Internet at [•] on Friday, October 14, 2022, at 10:00 a.m. Pacific Time, for the following purposes:

1.	to elect seven directors to our Board of Directors, each to serve until our 2023 Annual Meeting of Stockholders, or until her or his respective successor is elected and qualified;

2.	to approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers;

3.	to conduct an advisory vote to indicate how frequently stockholders believe we should conduct a non-binding advisory vote on the compensation of our Named Executive Officers;

4.	to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending March 31, 2023;

5.	to approve discretionary authority for our Board of Directors (Board) to implement a reverse stock split of our issued and outstanding shares of common stock at a ratio of between 1-for-2 and 1-for-30, which ratio will be determined by the Board (the Reverse Split), and to file an amendment to the Company’s Restated and Amended Articles of Incorporation, as amended, with the Nevada Secretary of State to effect the Reverse Split at any time as the Board may deem necessary and advisable prior to the one-year anniversary of this Annual Meeting in order to, among other things, maintain the Company’s listing on The NASDAQ Capital Market;

6.

to approve of an amendment to the Company’s Second Amended and Restated Bylaws to allow the Company’s Board of Directors in its sole discretion to determine, from time to time, the number of directors constituting the Board of Directors; and

7.	to vote upon such other matters, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the Meeting.

These matters are more fully discussed in the attached Proxy Statement.

We have elected to provide access to our proxy materials primarily electronically via the Internet, pursuant to the “Notice and Access” method regulations promulgated by the U.S. Securities and Exchange Commission (SEC). We believe this method expedites our stockholders’ safe receipt of proxy materials, conserves natural resources and significantly reduces the costs of the Annual Meeting. On or about [•], 2022, we began mailing a one-page Notice of Internet Availability of Proxy Materials (the Notice) to each of our stockholders entitled to notice of and to vote at the Annual Meeting, which Notice contains instructions for accessing the attached Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended March 31, 2022 (the Annual Report) via the Internet, as well as voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report are both available on the Internet at: [•].

The close of business on August 16, 2022 (the Record Date) has been fixed as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting by sending an email to Corp.Secretary@vistagen.com stating the purpose of the request and providing proof of ownership of our common stock. This list will also be available for examination by stockholders of record during the webcast of the Annual Meeting at [•].

You are entitled to virtually attend the Annual Meeting online only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership, to virtually attend the Annual Meeting. Further information about how to attend the Annual Meeting, vote your shares online during the Meeting and submit questions during the Meeting is included in the accompanying Proxy Statement. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received by postal mail, the section titled “Voting” beginning on page 2 of the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

YOUR VOTES ARE IMPORTANT

All stockholders are cordially invited to virtually attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, you are urged to vote by Internet, telephone or postal mail in advance of the Meeting, as promptly as possible. Submitting your votes in advance of the Annual Meeting assures that a quorum will be present at the Meeting and will avoid the Company incurring additional expense for duplicate proxy solicitations. By following the procedures described in the section entitled “Voting” beginning on page 2 of the attached Proxy Statement, any stockholder attending the Annual Meeting virtually may vote at the Meeting, even if he or she has returned a proxy prior to the Meeting.

Your vote is very important to us. Whether or not you expect to attend the Annual Meeting virtually, we urge you to vote your shares in advance of the Meeting, as promptly as possible, online via the Internet, by telephone or by postal mail so that your shares may be represented and voted at the Meeting. If your shares are held in the name of a bank, broker, brokerage firm or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors recommends that you vote “FOR” each of the Director nominees identified in Proposal No. 1, and "FOR" Proposals No. 2, 4, 5, and 6, and for “EVERY THREE YEARS” in Proposal No. 3, all of which are described in detail in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE VIA THE INTERNET AT [•].

By Order of the Board of Directors,
/s/ Jerrold D. Dotson
Jerrold D. Dotson
Chief Financial Officer and Corporate Secretary

South San Francisco, California

[•], 2022

TM

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, CA 94080

Tel. (650) 577-3600

Fax (888) 482-2602

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the Board) of Vistagen Therapeutics, Inc., a Nevada corporation (the Company, us, we or our), for use at the Company’s 2022 Annual Meeting of Stockholders (the Annual Meeting or the Meeting). The Annual Meeting will take place in a virtual meeting format on Friday, October 14, 2022, at 10:00 a.m., Pacific Time, and will be held exclusively via the Internet at [•].

We have elected to provide access to the proxy materials for the Annual Meeting primarily over the Internet in accordance with the U.S. Securities and Exchange Commission’s (SEC) “Notice and Access” rules. On or about [•], 2022, we began mailing a one-page Notice of Internet Availability of Proxy Materials (the Notice) to each of our stockholders entitled to notice of and to vote at the Annual Meeting. The Notice contains instructions for accessing this Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended March 31, 2022 (Annual Report) and Annual Meeting voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials by postal mail. This Proxy Statement and the Annual Report are available on the Internet at: [•].

Record Date and Shares Outstanding

Each of the specific proposals to be considered and acted upon at the Annual Meeting is described in this Proxy Statement.  Only holders of our common stock as of the close of business on August 16, 2022 (the Record Date) are entitled to notice of and to vote at the Annual Meeting.

On the Record Date, there were 206,836,345 shares of our common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

Quorum

For any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote must be represented at the Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Stockholder List

A list of registered stockholders as of the close of business on the Record Date will be open for examination by any stockholder for a period of ten days prior to the Annual Meeting for a purpose pertaining to the Meeting by sending an email to Corp.Secretary@vistagen.com, stating the purpose of the request and providing proof of ownership of our common stock. This list will also be available for examination to stockholders of record during the virtual Annual Meeting webcast at [•].

Attendance at Virtual Annual Meeting

We will host the Annual Meeting live online, via Internet webcast. You may attend the Annual Meeting virtually by visiting [•]. The webcast will start at 10:00 a.m., Pacific Time, on Friday, October 14, 2022.

To virtually attend the Annual Meeting please go to [•]. You have the option to log in to the virtual Annual Meeting as a “Stockholder” with a control number” or as a “Guest.” If you are a stockholder of record (i.e., if you hold your shares through Computershare, our registrar and transfer agent) (a Stockholder), you may log in as a Stockholder using the control number which can be found on your Notice and proxy card, and Annual Meeting password. The password for the meeting is [•]. If you are not a stockholder of record (i.e., if you do not hold your shares through Computershare), but hold shares through an intermediary, such as a bank or broker, trustee or nominee (sometimes referred to as holding in “street name”), you may attend the meeting as “Guest” by entering your name and email address. As a Guest, you will have access to the meeting materials and will be able to ask questions during the Annual Meeting, but you will not be able to vote during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, and you desire to vote during the Annual Meeting, you must register in advance to virtually attend the Annual Meeting as a Stockholder. To register to attend the virtual Annual Meeting as a Stockholder, you must provide proof of beneficial ownership as of the Record Date, such as an account statement, legal proxy from your broker, or similar evidence of ownership along with your name and email address to Computershare. Requests for Annual Meeting registration of beneficial owners must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on October 4, 2022. You will receive a confirmation of your virtual Annual Meeting registration by email after Computershare receives your registration materials. Requests for registration should be directed by email to legalproxy@computershare.com or by mail to Computershare, Vistagen Therapeutics, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. You will receive a confirmation email from Computershare of your Annual Meeting registration and will receive a control number to enter the meeting as a Stockholder.

Whether you virtually attend the Annual Meeting as a Stockholder or as a Guest, please allow yourself ample time for the online check-in procedures.

Questions at the Annual Meeting

If you wish to submit a question during the Annual Meeting, you may log in online, and ask a question on our virtual Annual Meeting platform at [•]. Our virtual Annual Meeting will be governed by our Rules of Conduct which will be available on the virtual Meeting platform during the Annual Meeting. The Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Voting

There are four (4) ways a stockholder of record can vote:

(1) By Internet:   If you are a stockholder as of the Record Date, you may vote over the Internet by following the instructions provided in the Notice.

(2) By Telephone:   If you are a stockholder as of the Record Date, you may vote by telephone by following the instructions in the Notice.

(3) By Mail:   If you requested printed copies of proxy materials and are a stockholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials.

(4) During the Annual Meeting:   The Annual Meeting will be held exclusively via the Internet, and can only be accessed at [•]. Subject to the provisions applicable to other than holders of record as outlined above in the section entitled “Attendance at Virtual Annual Meeting,” if you are a stockholder as of the Record Date, you will have the ability to attend the virtual Meeting and vote online during the Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting virtually, revoking an earlier-submitted proxy in accordance with the process outlined below and voting online during the virtual Meeting.

In order to be counted, proxies submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on October 13, 2022. Proxies submitted by U.S. mail must be received before the start of the virtual Annual Meeting. If you hold your shares through a bank or broker, please follow their voting instructions.

Required Vote for Approval

Proposal No. 1: Election of Directors. Directors are elected by a plurality vote of the votes cast, either in person or represented by proxy, and entitled to vote at the Annual Meeting.  The seven director nominees who receive the greatest number of affirmative votes cast at the Annual Meeting by the shares present, either in person or by proxy, and entitled to vote will be elected to serve on our Board of Directors until our 2023 Annual Meeting of Stockholders, or until her or his successor is duly elected and qualified.

Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

Proposal No. 2: Approval, on a Non-Binding Advisory Basis, of the Compensation Paid to our Named Executive Officers. This proposal calls for a non-binding, advisory vote regarding the compensation paid to our Named Executive Officers (the Say-on-Pay). Accordingly, there is no “required vote” that would constitute approval of this proposal. However, our Board, including the Compensation Committee of the Board, values the opinions of our stockholders and will consider the result of the vote when making future decisions regarding our executive compensation policies and practices. The affirmative “FOR” vote of a majority of the votes cast, in person or by proxy, excluding abstentions, is required to approve this non-binding, advisory proposal.

Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the approval of this non-binding, advisory proposal.

Proposal No. 3: Advisory Vote to Approve the Frequency of Non-Binding Advisory Votes on Executive Compensation. This proposal provides a choice among three frequency periods (every one, two or three years) for future advisory Say-on-Pay proposals (Say-on-Frequency). The frequency period that receives the most votes will be deemed to be the recommendation of our stockholders. However, because this vote is advisory and not binding on our Board of Directors or management, we may decide that it is in the best interests of our stockholders to hold a Say-on-Pay proposals more or less frequently than the frequency period selected by our stockholders.

Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted for “EVERY THREE YEARS.”

Proposal No. 4: Ratification of Appointment of our Independent Registered Public Accounting Firm. This proposal requests stockholders to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our current fiscal year ending March 31, 2023. The affirmative “FOR” vote of a majority of the votes cast, either in person or by proxy at the Annual Meeting, excluding abstentions, is required for the ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for our current fiscal year ending March 31, 2023.

Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for our current fiscal year ending March 31, 2023.

Proposal No. 5 Approval of Discretionary Authorization to Implement a Reverse Stock Split. This proposal asks stockholders to approve discretionary authority for our Board to implement a reverse stock split of our issued and outstanding shares of common stock at a ratio of between 1-for-2 and 1-for-30, which ratio will be determined by the Board (the Reverse Split), and to file an amendment to the Company’s Restated and Amended Articles of Incorporation, as amended, with the Nevada Secretary of State to effect the Reverse Split at any time as the Board may deem necessary and advisable prior to the one-year anniversary of this Annual Meeting in order to, among other things, maintain the Company’s listing on The NASDAQ Capital Market (the Reverse Split Authorization). The affirmative “FOR” vote of a majority of shares of our common stock outstanding and eligible to vote as of the Record Date is required to approve the Reverse Split Authorization.

Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the Reverse Split Authorization.

Proposal No. 6 Bylaw Amendment. This proposal asks stockholders to amend our Bylaws to give the Board, in its sole discretion, flexibility to set the number of directors to serve on our Board. Currently, our Second Amended and Restated Bylaws (our Bylaws) states that the number of directors serving on our Board must be no less than one (1) and no more than seven (7), with the exact number set at seven (7). Currently, the Bylaws require stockholder approval to change the exact number of directors constituting our Board. At the recommendation of our Corporate Governance and Nominating Committee, our Board has approved an amendment to the Bylaws (the Bylaw Amendment) that will allow the Board in its sole discretion to change the exact number of directors constituting our Board, and now presents the Bylaw Amendment to stockholders for approval at the Annual Meeting. The affirmative “FOR” vote of a majority of shares of our common stock outstanding as and eligible to vote as of the Record Date is required to approve the Bylaw Amendment.

Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the Bylaw Amendment.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker, brokerage firm or other nominee, your broker, brokerage firm or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  If you do not give your broker, brokerage firm or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

As noted above, the seven director nominees identified under Proposal No. 1 who receive the most votes at the Annual Meeting will be elected to serve on our Board of Directors until our 2023 Annual Meeting of Stockholders, or until her or his successor is duly elected and qualified, thus abstentions and broker non-votes will have no effect on the outcome of Proposal No. 1.

Under Nevada law and our Bylaws, Proposals No. 2, 3 and 4 will each be determined by the vote of the holders of a majority of the votes cast by those present at the Annual Meeting or by proxy. For these matters, abstentions and any broker non-votes cast will not be counted as votes in favor of such proposals, and will also not be counted as shares voting on such matters. As such, abstentions and broker non-votes will have no effect on Proposals No. 2, 3 and 4.

Proposals No. 5 and 6 each require approval from holders of a majority of our shares of common stock outstanding and eligible to vote at the Annual Meeting as of the Record Date. For these matters, broker non-votes and abstentions will be counted as votes against these proposals.

Revocation of Proxies

You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 343 Allerton Avenue, South San Francisco, California 94080, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by virtually attending the Annual Meeting and voting in person.  Your attendance at the virtual Annual Meeting will not, by itself, revoke your proxy.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice, as well as the preparation and posting on the Internet of this Proxy Statement and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by the Internet, telephone, email and postal mail.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our current Bylaws provide that our Board of Directors (Board) shall consist of not less than one (1), nor more than seven (7) directors, with the exact number fixed at seven (7). Our Bylaws currently requires stockholder approval to change the exact number of directors constituting our Board. However, should stockholders approve the Bylaw Amendment under Proposal No. 6 at the Annual Meeting, our Board in its sole discretion will have the ability to change the exact number of directors.

Each of our current directors is nominated for election at the virtual Annual Meeting to serve until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified. Each nominee has confirmed that he or she is able and willing to continue serving as a director if elected. If any of the nominees becomes unable or unwilling to serve before the Annual Meeting, your proxy will be voted for the election of a substitute nominee recommended by the current Board, if any.

Upon recommendation of the members of its Corporate Governance and Nominating Committee, the Board has nominated the following directors for election at our Annual Meeting:

Jon S. Saxe, J.D., LL.M. Chairman and Independent Director	Jerry B. Gin, Ph.D., MBA Independent Director
Ann M. Cunningham, MBA Chief Commercial Officer and Director	Mary L. Rotunno, J.D. Independent Director
Joanne Curley, Ph.D. Independent Director	Shawn K. Singh, J.D. Chief Executive Officer and Director
Margaret M. FitzPatrick, M.A. Independent Director

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the voting shares present or represented by proxy and entitled to vote at the Annual Meeting. The seven nominees receiving the highest number of affirmative votes will be elected to serve on our Board of Directors until our 2023 Annual Meeting of Stockholders, or until her or his successor is duly elected and qualified. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes are not considered votes cast and will also have no effect on the election of the nominees. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board recommends that the stockholders vote “FOR” the election of Mr. Saxe, Ms. Cunningham, Dr. Curley, Ms. FitzPatrick, Dr. Gin, Ms. Rotunno and Mr. Singh.

BOARD OF DIRECTORS

Director Nominee Qualification and Experience

Our Board believes that our seven (7) director nominees provide our Company with the combined skills, experience and personal qualities needed for an effective, engaged and well-functioning board of directors.

Director Nominee Diversity

Our seven (7) directors come from diverse backgrounds, drawing on their substantial experience in the pharmaceutical industry, finance, law and business. We comply with California SB 826, which requires a minimum of three female directors for corporations with six or more directors, and California AB 979, which requires corporations with nine or more directors to have a minimum of three directors from underrepresented communities. We also comply with Nasdaq Listing Rule 5605(f), which requires Nasdaq-listed companies to have at least two diverse directors, including one self-identified woman and one individual who self-identifies as an underrepresented minority or as LGBTQ+.

The table below provides certain highlights of the composition of our Board members and nominees as of August 16, 2022. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of August 16, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	4	3	—	—
Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	1	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1*

* Did not disclose with respect to LGBTQ+ background.

Director Nominee Experience

The following is a brief description of our current directors, each of whom has been nominated by Board to stand for re-election as a director at the Annual Meeting. The age indicated in each nominee’s biography is as of [•], 2022, the date of this Proxy Statement. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected, and there are no family relationships between any of the directors, nominees or executive officers.

Jon S. Saxe, J.D., LL.M. Chairman and Independent Director Age 86

Mr. Saxe has served as Chairman of our Board since 2000, first as Chairman of the Board of Directors of VistaGen Therapeutics, Inc., a California corporation (VistaGen California), then as Chairman of our Board after the merger by and between the Company and VistaGen California on May 11, 2011, at which time VistaGen California became a wholly-owned subsidiary of the Company (the Merger). He also serves as the Chairman of our Audit Committee.  Mr. Saxe is the retired President and was a director of PDL BioPharma from 1989 to 2008. From 1989 to 1993, he was President, Chief Executive Officer and a director of Synergen, Inc. (acquired by Amgen). Mr. Saxe served as Vice President, Licensing & Corporate Development for Hoffmann-Roche from 1984 through 1989, and Head of Patent Law for Hoffmann-Roche from 1978 through 1989. Mr. Saxe currently is the lead director of Kyto Technology and Life Science, and also serves as a director of six additional private life science companies, Achelios, Arbor Vita Corporation, Aether, Inc., Arcuo Medical, LLC, Trellis Bioscience, Inc. and Epalex Corporation. Mr. Saxe has also served as a director of other biotechnology and pharmaceutical companies, including ID Biomedical (acquired by GlaxoSmithKline), Sciele Pharmaceuticals, Inc. (acquired by Shionogi), Amalyte (acquired by Kemin Industries), Cell Pathways (acquired by OSI Pharmaceuticals), Lumos Pharma, Inc. (merged with New Link Genetics) and other companies, both public and private. Mr. Saxe has a B.S.Ch.E. from Carnegie-Mellon University, a J.D. degree from George Washington University and an LL.M. degree from New York University.

We selected Mr. Saxe to serve as Chairman of our Board of Directors due to his numerous years of experience as a senior executive with major pharmaceutical and biotechnology companies, including Protein Design Labs, Inc., Synergen, Inc. and Hoffmann-Roche, Inc., as well as his extensive experience serving as a director of numerous private and public biotechnology and pharmaceutical companies, serving as Chairman, and Chair and member of audit, compensation and governance committees of both private and public companies.  Mr. Saxe provides us and our Board of Directors with highly valuable insight and perspective into the biotechnology and pharmaceutical industries, as well as the strategic opportunities and challenges that we face.

Ann M. Cunningham, MBA Chief Commercial Officer and Director Age 54

Ms. Cunningham has served as a member of our Board since January 2019 and was appointed to serve as the Company’s Chief Commercial Officer on May 1, 2021. Prior to joining the Company, Ms. Cunningham was the Founder and Managing Partner of i3 Strategy Partners, a consulting firm founded in 2018 specializing in assisting companies in the pharmaceutical space. Prior to founding i3 Strategy Partners, Ms. Cunningham served as Vice President, Neurodegenerative Diseases and Psychiatry for Teva Pharmaceuticals Industries, Ltd. From 2015 to 2018, as Senior Marketing Director for Otsuka Pharmaceutical Companies from 2013 to 2015 and in several marketing-focused positions for Eli Lily and Company from 1999 to 2013, including serving as Global Marketing Senior Director from 2009 to 2013. Ms. Cunningham holds a B.A. degree in Psychology from Yale University and an MBA, with a focus on marketing management, from the University of Michigan.

We selected Ms. Cunningham to serve on our Board due to her substantial experience in healthcare marketing, particularly in the successful development, positioning and commercial launch of products to treat diseases of the central nervous system. Ms. Cunningham brings an insightful commercial perspective to us and to our Board that is critical as our pipeline products move from clinical development to commercialization.

Joanne Curley, Ph.D. Independent Director Age 54

Dr. Curley has served as a member of our Board of Directors since April 2021. Dr. Curley brings more than 25 years of experience in the development and commercialization of pharmaceutical products, including research and development governance. Dr. Curley currently serves as the Chief Development Officer at Vera Therapeutics, Inc., a position she has held since March 2020. Prior to joining Vera, from June 2005 to March 2020, Dr. Curley held various director-level position with Gilead Sciences, Inc., during which time the anti-viral portfolio grew from four to seventeen commercial products. While at Gilead, Dr. Curley led Project and Portfolio Management with oversight of the development pipeline across four therapeutic areas and was responsible for research and development governance. Before Gilead, Dr. Curley worked as an aerosol formulation scientist and subsequently as a project leader at Nektar Therapeutics. Dr. Curley received a BSc in Physics and Chemistry from Trinity College, Ireland, a Ph.D. in Polymer Science and Engineering from the University of Massachusetts, Amherst and completed a post-doctorate at Massachusetts Institute of Technology and Harvard Medical School, focused on long-acting biodegradable formulations.

We selected Dr. Curley to serve on our Board of Directors due to her extensive experience in early product development, regulatory approval and commercialization of pharmaceutical products, giving her a unique perspective of the life cycle of drug development

Margaret M. FitzPatrick, M.A. Independent Director Age 56

Ms. FitzPatrick has served on our Board of Directors since July 2021. Ms. FitzPatrick is a globally recognized corporate affairs executive who has been honored with several prestigious awards, including the Washington Business Journal’s C-Suite Executive of the Year Class (2019), PR Week’s Top 50 Most Powerful People in PR (2015) and PR Week’s Hall of Femme (2019). Recently, she served as Chief Corporate Affairs Officer of the Exelon Corporation, a Fortune 100 diversified clean energy company, from 2016 to 2020. Prior to her time at Exelon Corporation, Ms. FitzPatrick served as Global Chief Communications Officer and led public affairs at Johnson & Johnson, the world’s largest and most broadly-based healthcare company, from 2013 to 2016, and as Global Chief Communication Officer and President of the Foundation at CIGNA. Ms. FitzPatrick also served as Executive Vice President at APCO Worldwide, a global public affairs and strategic communications consultancy, where she counseled executives on major global reputation efforts for notable industry leaders such as eBay and United Airlines, among others. Ms. FitzPatrick currently serves on the board of directors of AN2 Therapeutics, Inc. (NASDAQ: ANTX), as well as the board of the Southeast Tennis and Learning Center in Washington, D.C. In 2020 and was appointed by DC Mayor Muriel Bowser to serve as a Commissioner on the DC Commission on the Arts and Humanities. Ms. FitzPatrick holds a B.A. in English and Policy Studies from Syracuse University, and an M.A. in Public Policy from The George Washington University. In 2018, she completed the Harvard Business School program for corporate directors.

We selected Ms. FitzPatrick to serve on the Board due to her extensive experience developing and executing multiple high impact customer-focused marketing communications initiatives for some of the world’s largest and most successful companies. The Board believes Ms. FitzPatrick’s expertise in positioning companies and products through public relations, marketing and digital media campaigns will provide valuable contributions to the Company both before and after commercial launch of the Company’s product candidates.

Jerry B. Gin, Ph.D., MBA Independent Director Age 79

Dr. Gin has served on our Board of Directors since March 2016. Dr. Gin is currently the co-founder and CEO of Nuvora, Inc., a private company founded in 2006 with a drug delivery platform for the sustained release of ingredients through the mouth for such indications as dry mouth, biofilm reduction and sore throat/cough relief. Dr. Gin is also co-founder and Chairman of Livionex, a private platform technology company founded in 2009 and focused on oral care, ophthalmology and wound care. Previously, Dr. Gin co-founded Oculex Pharmaceuticals in 1993, which developed technology for controlled release delivery of drugs to the interior of the eye, specifically to treat macular edema, and served as President and CEO until it was acquired by Allergan in 2003. Prior to forming Oculex, Dr. Gin co-founded and took public ChemTrak, which developed a home cholesterol test commonly available in drug stores today. Prior to ChemTrak, Dr. Gin was Director of New Business Development and Strategic Planning for Syva, the diagnostic arm of Syntex Pharmaceuticals, Director for Pharmaceutical and Diagnostic businesses for Dow Chemical, and Director of BioScience Labs (now Quest Laboratories), the clinical laboratories of Dow Chemical.  Dr. Gin received his Bachelor’s degree in Chemistry from the University of arizona, his Ph.D. in Biochemistry from the University of California, Berkeley, his MBA from Loyola College, and conducted his post-doctoral research at the National Institutes of Health.

We selected Dr. Gin to serve on our Board of Directors due to his extensive experience in the healthcare industry, focusing his substantial business and scientific expertise on founding and developing numerous biopharmaceutical, diagnostic and biotechnology companies and propelling them to their next platforms of growth and value.

Mary L. Rotunno, J.D. Independent Director Age 62

Ms. Rotunno has served as a member of our Board since July 2021. Ms. Rotunno has served as General Counsel of El Camino Health, a health care system, since January 2014, and has served as a Member of the Executive Leadership Team at El Camino Health since August 2015. Ms. Rotunno is also Board Chair and a member of Audit, Executive/Governance and Nominations Committees for health care provider, Momentum for Health, located in San Jose, California.  Before joining El Camino Health, Ms. Rotunno spent over 11 years as Senior Counsel and Client Service Leader for Common Spirit Health, formerly Dignity Health, in California’s San Francisco Bay Area. Prior to Dignity Health, she held various legal roles at Varian Medical Systems, Manatt, Phelps & Phillips, Golden Living, and Pillsbury Winthrop Shaw Pitman. Ms. Rotunno graduated with honors from the University of Illinois with a Bachelor of Science in Nursing. She worked as a registered nurse before earning her Juris Doctor degree, cum laude, from the University of California, Hastings College of Law, San Francisco.  She obtained certification by the Women’s Corporate Board Readiness Program at Santa Clara University and completed the Hastings Leadership Academy for Women and Dignity Health Ministry Leadership Program.

We selected Ms. Rotunno to serve on our Board of Directors due to her extensive experience as an advocate for both patients and health care providers and her insights into strategies for value-based care and an understanding of the life cycle of the mental healthcare experience. Ms. Rotunno also brings insights on complex governance, regulatory and compliance requirements to complement her strategic vision and skills for scenario planning and enterprise risk management.

Shawn K. Singh, J.D. Chief Executive Officer and Director Age 59

Mr. Singh has served as our Chief Executive Officer since August 2009, first as the Chief Executive Officer of VistaGen California, then as Chief Executive Officer of the Company after the Merger. Mr. Singh first joined the Board of Directors of VistaGen California in 2000 and served on the VistaGen California management team (part-time) from late-2003, following VistaGen California’s acquisition of Artemis Neuroscience, of which he was President, to August 2009. In connection with the Merger, Mr. Singh was appointed as a member of our Board in 2011. Mr. Singh has over 30 years of experience working with biotechnology, medical device and pharmaceutical companies, both private and public. From 2001 to August 2009, Mr. Singh served as Managing Principal of Cato BioVentures, a life science venture capital firm, and as Chief Business Officer and General Counsel of Cato Research Ltd, a contract research organization (CRO) affiliated with Cato BioVentures. Mr. Singh served as President (part-time) of Echo Therapeutics, a medical device company, from 2007 to 2009, and as a member of its Board of Directors from 2007 to 2011. He also served as Chief Executive Officer (part-time) of Hemodynamic Therapeutics, a private biopharmaceutical company affiliated with Cato BioVentures, from 2004 to 2009. From 2000 to 2001, Mr. Singh served as Managing Director of Start-Up Law, a management consulting firm serving biotechnology companies. Mr. Singh also served as Chief Business Officer of SciClone Pharmaceuticals (formerly NASDAQ: SCLN), a specialty pharmaceutical company with a substantial commercial business in Greater China, from 1993 to 2000, and as a corporate finance associate of Morrison & Foerster LLP, an international law firm, from 1991 to 1993. Mr. Singh earned a B.A. degree, with honors, from the University of California, Berkeley, and a Juris Doctor degree from the University of Maryland School of Law. Mr. Singh is a member of the State Bar of California.

We selected Mr. Singh to serve on our Board of Directors due to his substantial practical experience and expertise in senior leadership roles with multiple private and public biotechnology, pharmaceutical and medical device companies, and his extensive experience in corporate finance, venture capital, corporate governance, drug development, intellectual property, regulatory affairs and strategic collaborations.

Director Compensation

Effective April 1, 2021, our Board adopted a director compensation policy for the independent directors of our Board, as “independent” is defined by the rules of The NASDAQ Stock Market, the details of which are set forth below:

	Schedule of Director Fees, effective April 1, 2021
Description	Cash(1)($)	Equity(2)
Director Annual Retainer	$50,000

Independent directors serving on the Board will be entitled to the following equity awards: (i) a one-time grant of stock options upon appointment to the Board in an amount to be determined at the sole discretion of the Compensation Committee, and (ii) an annual grant of stock options or restricted stock to be determined at the sole discretion of the Compensation Committee.

Audit Committee
Chair	$15,000
Member	$10,000
Compensation Committee
Chair	$10,000
Member	$5,000
Corporate Governance and Nominating Committee
Chair	$10,000
Member	$5,000

(1)	Cash fees payable in quarterly installments.

(2)

All awards issued pursuant to the Director Compensation Plan will be issued pursuant to the 2019 Plan, (defined below) or a successor plan, if any. Each award issued under the Director Compensation Plan will vest in equal monthly installments over a 12-month period beginning on the date of issuance.

We paid our independent directors cash compensation consistent with the policy noted above during our fiscal year ended March 31, 2022.

As noted in their biographies above, Dr. Curley was appointed to our Board in April 2021 and Ms. FitzPatrick and Ms. Rotunno were appointed to the Board during July 2021. Upon appointment, each new director was granted an option to purchase 75,000 shares of our common stock under the terms of our 2019 Omnibus Equity Incentive Plan (the 2019 Plan) at an exercise price equal to the market price of our common stock on their respective date of appointment. The options become exercisable ratably monthly over the 12 months following the date of grant. On May 1, 2021, Ms. Cunningham joined the Company as our Chief Commercial Officer and, accordingly, she was no longer considered an independent director under the standards established by the SEC and the rules of The NASDAQ Stock Market. Dr. Underdown retired from the Board on July 21, 2021, prior to Ms. FitzPatrick’s appointment. Dr. Curley, Ms. FitzPatrick, Ms. Rotunno, Ms. Cunningham and Mr. Underdown were each paid cash compensation for their Board and committee service for the portion of the fiscal year ended March 31, 2022 during which they were considered independent directors.

On March 1, 2022, we granted to each of our five current independent directors an option to purchase 100,000 shares of our common stock at an exercise price of $1.37 per share under the terms of our 2019 Plan. Each option becomes exercisable ratably monthly over the 12 months following the date of grant and each grant expires ten years after the date of grant.

The following table sets forth a summary of the compensation earned by our independent, non-employee directors in our fiscal year ended March 31, 2022.

	Fees Paid in Cash(1)	Option Awards(2)(11)	Other Compensation	Total
Name	($)	($)	($)	($)
Jon S. Saxe(4)	$71,250	$89,389	$-	$160,639
Joanne Curley(5)	$51,563	$196,824		$248,387
Ann M. Cunningham(6)	$4,583	$-	$-	$4,583
Margaret M. FitzPatrick(7)	$38,111	$234,059		$272,170
Jerry B. Gin(8)	$71,563	$89,389	$-	$160,952
Mary L. Rotunno(9)	$51,359	$254,145		$305,504
Brian J. Underdown(10)	$23,030	$-	$-	$23,030

(1)

The amounts shown represent fees earned for service on our Board, and Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee during Fiscal 2022, which amounts were paid in full during Fiscal 2022.

(2)

The amounts in the “Option Awards” column do not represent any cash payments actually received by Mr. Saxe, Dr. Curley, Ms. FitzPatrick, Dr. Gin or Ms. Rotunno with respect to any of such stock options awarded to them during Fiscal 2022. Rather, the amounts represent the aggregate grant date fair value of options to purchase shares of our common stock awarded to each of Mr. Saxe, Dr. Curley, Ms. FitzPatrick, Dr. Gin and Ms. Rotunno during Fiscal 2022, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718). To date, Mr. Saxe, Dr. Curley, Ms. FitzPatrick, Dr. Gin and Ms. Rotunno have not exercised any of the options granted during Fiscal 2022, and there can be no assurance that any of them will ever realize the full ASC 718 grant date fair value amounts presented in the “Option Awards” column.

(4)

Mr. Saxe served as the Chairman of our Board, the Chairman of our Audit Committee and a member of our Compensation Committee throughout Fiscal 2022.  At March 31, 2022, Mr. Saxe held: (i) 55,751 shares of our common stock; (ii) options to purchase 685,000 registered shares of our common stock, of which options to purchase 559,749 shares were exercisable; and (iii) warrants to purchase 7,500 restricted shares of our common stock, all of which are exercisable.

(5)

Dr. Curley was appointed to our Board in April 2021 and has also served as a member of our Corporate Governance and Nominating Committee since her appointment. At March 31, 2022, Dr. Curley held options to purchase 175,000 registered shares of our common stock, of which 68,750 shares were exercisable.

(6)

Ms. Cunningham served as a member of our Board and as a member of our Corporate Governance and Nominating Committee from January 2019 through April 30, 2021. On May 1, 2021, Ms. Cunningham joined the Company as its Chief Commercial Officer and, since she was no longer considered an independent director under the standards established by the SEC and the rules of The NASDAQ Stock Market, her membership on the Corporate Governance and Nominating Committee terminated while her membership on the Board as a non-independent member continues. At March 31, 2022, Ms. Cunningham held options to purchase 750,000 registered shares of our common stock, of which 311,979 shares were exercisable.

(7)

Ms. FitzPatrick was appointed to our Board in July 2021 and has also served as a member of our Corporate Governance and Nominating Committee since her appointment. At March 31, 2022, Ms. FitzPatrick held options to purchase 175,000 registered shares of our common stock, of which 50,000 shares were exercisable.

(8)

Mr. Gin served as a member of our Board, as the Chairman of our Compensation Committee following Dr. Underdown’s retirement in July 2021 and as a member of our Audit Committee during Fiscal 2022. At March 31, 2022, Mr. Gin held: (i) 100,000 shares of our common stock, and (ii) options to purchase 710,000 registered shares of our common stock, of which options to purchase 584,479 shares were exercisable.

(9)

Ms. Rotunno was appointed to our Board in July 2021 and has also served as a member of our Audit Committee and as Chair of the Corporate Governance and Nominating Committee since her appointment. At March 31, 2022, Ms. Rotunno held options to purchase 175,000 registered shares of our common stock, of which 50,000 shares were exercisable.

(10)

Mr. Underdown served as a member of our Board, as the Chairman of our Compensation Committee and as a member of our Audit Committee and Corporate Governance and Nominating Committee until his retirement from the Board on July 21, 2021. At March 31, 2022, Mr. Underdown held: (i) options to purchase 485,000 registered shares of our common stock, of which options to purchase 459,479 shares were exercisable; and (ii) warrants to purchase 7,500 restricted shares of our common stock, all of which are exercisable.

(11)

The table below provides information regarding the option awards we granted to our independent Board members during Fiscal 2022 and the weighted average assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards.

	Option Grant	Option Grant	Option Grant	Option Grant
	4/23/2021	7/6/2021	7/21/2021	3/1/2022	Total

Option Shares Granted
Mr. Saxe	-	-	-	100,000	100,000
Dr. Curley	75,000	-	-	100,000	175,000
Ms. FitzPatrick	-	-	75,000	100,000	175,000
Dr. Gin	-	-	-	100,000	100,000
Ms. Rotunno	-	75,000	-	100,000	175,000

Option Award Compensation
Mr. Saxe	$-	$-	$-	$89,389	$89,389
Dr. Curley	$107,435	$-	$-	$89,389	$196,824
Ms. FitzPatrick	$-	$-	$144,670	$89,389	$234,059
Dr. Gin	$-	$-	$-	$89,389	$89,389
Ms. Rotunno	$-	$164,756	$-	$89,389	$254,145

Option Award Assumptions
Exercise price	$2.04	$3.33	$2.93	$1.37
Grant date market price	$2.04	$3.33	$2.93	$1.37
Risk free interest rate	1.06%	0.85%	0.78%	1.57%
Expected term (years)	6.08	5.27	5.27	5.27
Volatility	82.77%	81.74%	81.62%	79.33%
Dividend Rate	0.00%	0.00%	0.00%	0.00%

Fair Value per share	$1.43	$2.20	$1.93	$0.89
Aggregate option shares	75,000	75,000	75,000	500,000

Board Attendance at Board of Directors, Committee and Stockholder Meetings

Our Board met virtually three times and acted by unanimous written consent six times during our fiscal year ended March 31, 2022. Our Audit Committee met virtually four times. Our Compensation Committee met virtually two times and acted by unanimous written consent nine times with respect to executive compensation matters and grants of equity securities, including to new employees. Our Corporate Governance and Nominating Committee requested action by the entire Board with respect to appointment of new Board members and re-election of members of our Board, Board committee assignments and other resolutions presented to our stockholders at our September 2021 Annual Meeting of Stockholders (the 2021 Annual Meeting). Each director serving during our fiscal year ended March 31, 2022 attended all of the meetings of the Board and the committees of the Board upon which such director served that were held during the fiscal year.

We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, but directors are encouraged to attend. Due to the continuing COVID-19 pandemic, we held our 2021 Annual Meeting in an on-line virtual format. Each of our directors attended our 2021 Annual Meeting virtually.

Board Composition

Our Bylaws provide that the authorized number of directors of the Company shall be not less than one nor more than seven, with the exact number of directors currently fixed at seven. Subject to approval of the Bylaw Amendment at the Annual Meeting, the exact number may be amended only by the vote or written consent of a majority of the outstanding shares of our voting stock.  Our Board currently consists of seven members and, accordingly, there are no vacancies on our Board. All actions of the Board require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

Director Independence

Our securities are currently listed on The NASDAQ Capital Market, which requires that a majority of our directors be independent. Accordingly, we evaluate director independence under the standards established by the SEC and the rules of The NASDAQ Stock Market.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three fiscal years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $200,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Mr. Saxe, Ms. Curley, Ms. FitzPatrick, Mr. Gin and Ms. Rotunno are each “independent” as that term is defined by the rules of The NASDAQ Stock Market. In making these determinations, our Board considered the current and prior relationships that each nonemployee director has with the Company and all other facts and circumstances that our Board deemed relevant.

Board Committees and Charters

Our Board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Independent directors currently serving on each committee are as follows:

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Jon S. Saxe, J.D., LL.M.	Chair	Member
Joanne Curley, Ph.D.			Member
Margaret M. FitzPatrick, M.A.			Member
Jerry B. Gin, Ph.D.	Member	Chair
Mary L. Rotunno, J.D.	Member		Chair

Members serve on these committees until their resignation or until otherwise determined by our Board. Since April 1, 2017, only our independent directors serve as members of these committees.

Audit Committee

During our fiscal year ended March 31, 2022, the Audit Committee of our Board consisted of Mr. Saxe, who serves as the committee chairman, Dr. Gin and Ms. Rotunno. Mr. Saxe is our Audit Committee financial expert, as that term is defined under SEC rules implementing Section 407 of the Sarbanes Oxley Act of 2002, and possesses the requisite financial sophistication, as defined under applicable rules. The Audit Committee operates under a written charter. Our Audit Committee charter is available on our website at www.vistagen.com. Under its charter, our Audit Committee is primarily responsible for, among other things, the following:

●	overseeing our accounting and financial reporting process;

●	selecting, retaining and replacing our independent auditors and evaluating their qualifications, independence and performance;

●	reviewing and approving scope of the annual audit and audit fees;

●	monitoring rotation of partners of independent auditors on engagement team as required by law;

●	discussing with management and independent auditors the results of annual audit and review of quarterly financial statements;

●	reviewing adequacy and effectiveness of internal control policies and procedures;

●	approving retention of independent auditors to perform any proposed permissible non-audit services;

●	overseeing internal audit functions and annually reviewing audit committee charter and committee performance; and

●	preparing the audit committee report that the SEC requires in our annual proxy statement.

Compensation Committee

During our fiscal year ended March 31, 2022, the Compensation Committee of our Board was composed of Dr. Gin, who served as the committee chairman and Mr. Saxe. Our Compensation Committee charter is available on our website at www.vistagen.com. Under its charter, the Compensation Committee is primarily responsible for, among other things, the following:

●

reviewing and approving our compensation programs and arrangements applicable to our executive officers (as defined in Rule I 6a-I (f) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), including all employment-related agreements or arrangements under which compensatory benefits are awarded or paid to, or earned or received by, our executive officers, including, without limitation, employment, severance, change of control and similar agreements or arrangements;

●	determining the objectives of our executive officer compensation programs;

●	ensuring corporate performance measures and goals regarding executive officer compensation are set and determining the extent to which they are achieved and any related compensation earned;

●

establishing goals and objectives relevant to Chief Executive Officer compensation, evaluating Chief Executive Officer performance in light of such goals and objectives, and determining Chief Executive Officer compensation based on the evaluation;

●

endeavoring to ensure that our executive compensation programs are effective in attracting and retaining key employees and reinforcing business strategies and objectives for enhancing stockholder value, monitoring the administration of incentive-compensation plans and equity-based incentive plans as in effect and as adopted from time to time by the Board;

●	reviewing and approving any new equity compensation plan or any material change to an existing plan; and

●

reviewing and approving any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the committee or Board.

Corporate Governance and Nominating Committee

During our fiscal year ended March 31, 2022, the Corporate Governance and Nominating Committee of our Board was composed of Ms. Rotunno, who served as the committee chairman, Dr. Curley and Ms. FitzPatrick. Ms. Cunningham’s prior membership on the committee terminated upon her acceptance of employment by the Company as Chief Commercial Officer effective May 1, 2021, when she was no longer considered an independent director under the standards established by the SEC and the rules of The NASDAQ Stock Market. Our Corporate Governance and Nominating Committee charter is available on our website at www.vistagen.com. Under its charter, the Corporate Governance and Nominating Committee is primarily responsible for, among other things, the following:

●	monitoring the size and composition of the Board;

●	making recommendations to the Board with respect to the nominations or elections of our directors;

●	reviewing the adequacy of our corporate governance policies and procedures and our Code of Business Conduct and Ethics, and recommending any proposed changes to the Board for approval; and

●

considering any requests for waivers from our Code of Business Conduct and Ethics and ensure that we disclose such waivers as may be required by the exchange on which we are listed, if any, and rules and regulations of the SEC.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board currently consists of Mr. Saxe and Dr. Gin, each of whom is an independent, nonemployee director. None of the members of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Board Leadership Structure

The Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer, who is also a member of our Board, is responsible for setting the strategic direction of the Company and the day-to-day leadership and operation of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for the Board meetings and presides over meetings of the Board. Although these roles are currently separate, the Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chairman of the Board.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Environmental, Social and Governance

We believe corporate responsibility is fundamental to our mission and we are committed to holding ourselves to high ethical standards. Beyond our quest to develop innovative therapeutic solutions that combat anxiety, depression and other central nervous system (CNS) disorders affecting many lives and to improve healthcare outcomes, we strive to have a positive impact on our employees, our local communities, our stockholders, the health care ecosystem and society as a whole.

Governance and Leadership

As a late-clinical stage company that is passionate about transforming mental health care, we believe creating an environment that allows our team to collectively thrive and achieve its full potential begins with our Board of Directors, which consists of directors with diverse and dynamic backgrounds in pharmaceutical development, commercialization, and corporate governance. Applying The NASDAQ Stock Market’s continued listing standards for director independence, five of our seven directors are independent. At the management level, we have built a team of highly experienced professionals that we believe provide us with a diverse and inclusive culture, while also providing the know-how necessary to allow us to achieve our short- and long-term goals. Among these goals is to develop a formal environmental, social and governance (ESG) strategic roadmap and framework that will guide our operations, so as to ensure that we are operating in a manner that is consistent with our mission of transforming mental health care – One Mind at a Time.

Core Values and Ethics

We are committed to driving improvement and innovation in the care of patients suffering from anxiety, depression and other CNS disorders. In this pursuit, our core values of integrity, compassion, teamwork, and excellence while on our journey to change the way we approach mental health care guide our internal processes and define our mission to radically improve mental health and well-being worldwide. In addition, all of our directors, officers and employees are responsible for upholding these values as set forth in our Code of Business Conduct and Ethics, which forms the foundation of our policies and practices. Our Code of Business Conduct and Ethics is available on our website at www.vistagen.com.

Environmental Commitment

We are committed to protecting the environment and attempt to mitigate any negative impact of our operations. We strive to address the environmental impacts of the building in which we operate and minimize waste by reducing our use of paper by operating primarily in a digital environment. We have safety protocols in place for handling biohazardous waste in our labs, and we use third-party vendors for biohazardous waste and chemical disposal.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors. Our Code of Business Conduct and Ethics is available on our website at www.vistagen.com.  We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in filings with the SEC under the Exchange Act.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to:

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, California 94080

Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Corporate Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

General

We are providing our stockholders with the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This Say-on-Pay proposal is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), which added Section 14A to the Exchange Act.

Our executive compensation program is designed to attract key employees and to retain, motivate and reward our executive officers for their performance and contribution to our long-term success. Under these programs, our executive officers are rewarded for the achievement of corporate and individual performance objectives, and our executive officers’ incentives are aligned with stockholder value creation. These goals may include the achievement of specific financial or business development goals. Also, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, the Compensation Committee seeks to set performance goals that reach across all business areas and include achievements in finance/business development and corporate development.

The “Executive Compensation” section beginning on page 20 below describes, in detail, our executive compensation programs and the decisions made by our Board’s Compensation Committee with respect to the fiscal years ended March 31, 2022 and 2021. Although we have no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, when possible and appropriate considering the Company’s financial condition and other related facts and circumstances, we seek to implement a pay mix for our officers with a relatively equal balance of both, providing a competitive salary with a significant portion of compensation awarded on both corporate and personal performance.

As an advisory vote, the outcome of this proposal is not binding. The outcome of this Say-on-Pay proposal does not overrule any prior or future decision by the Company or the Board, including decisions made by the Compensation Committee, create or imply any change to the fiduciary duties of the Company or the Board, or create or imply any additional fiduciary duties for the Company or the Board. However, the Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.

Vote Required and Recommendation

On this advisory, non-binding matter, the affirmative vote of at least a majority of the votes cast at the Annual Meeting is required to approve this Proposal No. 2. Abstentions and broker non-votes will have no effect on this Proposal No. 2.

The Board recommends that stockholders vote “FOR” the non-binding advisory resolution above, approving of the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING EXECUTIVE COMPENSATION ADVISORY VOTES

General

In Proposal No. 2, we are providing our stockholders the opportunity to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers. In this Proposal No. 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

The Board will take into consideration the outcome of this vote in determining the frequency of future Say-on-Pay proposals. However, because this vote is advisory and non-binding, the Board may decide that it is in the best interests of our stockholders and the Company to hold the required Say-on-Pay vote more or less frequently, but no less frequently than once every three years, as required by the Dodd-Frank Act. In the future, we will propose an advisory vote on the frequency of the Say-on-Pay Vote at least once every six calendar years as required by the Dodd-Frank Act.

After careful consideration, the Board believes that a Say-on-Pay vote should be held every three years, and therefore our Board recommends that you vote for a frequency of EVERY THREE YEARS for future Say-on-Pay proposals. The proxy card provides stockholders with the opportunity to choose among four options (holding the vote once every year, every two years or every three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

Vote Required and Recommendation

On this non-binding matter, a stockholder may vote to set the frequency of the Say-on-Pay votes to occur every year, every two years, or every three years, or the stockholder may vote to abstain. The choice among those four choices that receives the highest number of votes will be deemed the choice of the stockholders. Abstentions and broker non-votes will have no effect on the Say-on-Pay vote.

The Board recommends that stockholders vote to hold advisory Say-on-Pay votes on executive compensation “EVERY THREE YEARS”.

EXECUTIVE COMPENSATION

Executive Officers

The Company’s executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Position
Shawn K. Singh, J.D.	59	Chief Executive Officer and Director
Mark A. Smith, M.D., Ph.D.	66	Chief Medical Officer
Ann M. Cunningham, MBA	54	Chief Commercial Officer and Director
Jerrold D. Dotson, CPA	69	Vice President, Chief Financial Officer and Secretary
Reid G. Adler, J.D.	68	Chief Legal Officer

Shawn K. Singh, J.D. Please see Mr. Singh’s biography on page 6 of this Proxy Statement, under the section titled “Directors.”

Mark A. Smith, M.D., Ph.D. has served as our Chief Medical Officer since June 2016.  Dr. Smith served as the Clinical Lead for Neuropsychiatry at Teva Pharmaceuticals from November 2013 through June 2016.  He served as Senior Director of Experimental Medicine, Global Clinical Development and Innovation at Shire Pharmaceuticals from September 2012 to October 2013 and at AstraZeneca Pharmaceutical Company as Executive Director of Clinical Development and in other senior positions from June 2000 through September 2012. He served as a Senior Investigator and Principal Research Scientist in CNS Diseases Research at DuPont Pharmaceutical Company from 1996 to 2000 and in the Biological Psychiatry and Clinical Neuroendocrinology Branches of the National Institute of Mental Health from 1987 through 1996.  Dr. Smith has significant expertise in drug discovery and development and clinical trial design and execution, having directed approximately fifty clinical trials from Phase 0 through Phase II B and served as project leader in both the discovery and development of approximately twenty investigational new drugs aimed at depression, anxiety, schizophrenia and other disorders.  Dr. Smith received his Bachelor of Science and Master of Science degrees in Molecular Biophysics and Biochemistry from Yale University; his M.D and Ph.D. in Physiology and Pharmacology from the University of California, San Diego and completed his residency at Duke University Medical Center.

Ann M. Cunningham, MBA. Please see Ms. Cunningham’s biography on page 6 of this Proxy Statement, under the section titled “Directors.”

Jerrold D. Dotson, CPA has served as our Chief Financial Officer since September 2011, as our Corporate Secretary since October 2013 and as a Vice President since February 2014. Mr. Dotson served as Corporate Controller for Discovery Foods Company, a privately held Asian frozen foods company from January 2009 to September 2011.  From February 2007 through September 2008, Mr. Dotson served as Vice President, Finance and Administration (principal financial and accounting officer) for Calypte Biomedical Corporation (OTCBB: CBMC), a publicly held biotechnology company.  Mr. Dotson served as Calypte’s Corporate Secretary from 2001 through September 2008.  He also served as Calypte’s Director of Finance from January 2000 through July 2005 and was a financial consultant to Calypte from August 2005 through January 2007.  Prior to joining Calypte, from 1988 through 1999, Mr. Dotson worked in various financial management positions, including Chief Financial Officer, for California & Hawaiian Sugar Company, a privately held company.  Mr. Dotson is licensed as a CPA in California and received his B.S. degree in Business Administration with a concentration in accounting from Abilene Christian College.

Reid G. Adler, J.D. was appointed as our Chief Legal Officer on May 2, 2022. Prior to joining the Company, Mr. Adler was in private law practice from 2011 to 2022, during which time he founded Capital Technology Law Group in 2019 and served as co-managing partner. While in private practice, Mr. Adler represented the Company with respect to certain technology transaction and intellectual property matters. In addition to his duties with Capital Technology Law Group, Mr. Adler founded Innovation Matters in 2009, a provider of strategic business courses and training resources for innovative management practices and served as Principal of Innovation Matters from 2009 to 2022. Mr. Adler’s career also includes experience as a partner of two international law firms, Morrison & Foerster and Morgan Lewis, as well as general counsel to the pioneering J. Craig Venter Institute for genomics. In addition, Mr. Adler was the founding director of the NIH Office of Technology Transfer, where he recruited a team of over 40 people involved in the translation of research projects into health care products. Mr. Adler holds a B.S. degree in Chemistry from the University of Maryland and a J.D. from George Washington University.

Our Compensation Objectives

Our compensation practices are designed to attract key employees and to retain, motivate and reward our executive officers for their performance and contribution to our long-term success. Our Board, through the Compensation Committee, seeks to compensate our executive officers by combining short and long-term cash and equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives, and to align executive officers’ incentives with stockholder value creation. When possible, the Compensation Committee seeks to tie individual goals to the area of the executive officer’s primary responsibility. These goals may include the achievement of specific financial or business development goals. Also, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, the compensation committee seeks to set performance goals that reach across all business areas.

The Compensation Committee makes decisions regarding salaries, annual bonuses, if any, and equity incentive compensation, if any, for our executive officers, approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and our other executive officers. The Compensation Committee solicits input from our Chief Executive Officer regarding the performance of our other executive officers. Finally, the Compensation Committee also administers our incentive compensation and benefit plans.

Although we have no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, we seek to implement a pay mix for our officers with a relatively equal balance of both, providing a competitive salary with a significant portion of compensation awarded on both corporate and personal performance.

Compensation Components

As a general rule, and when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, our compensation consists primarily of three elements: base salary, annual bonus and long-term equity incentives. We describe each element of compensation in more detail below.

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives, both initially at the time of hire and thereafter, to ensure that we retain our executive management team. An executive officer’s base salary is also determined by reviewing the executive officer’s other compensation to ensure that the executive officer’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed periodically as deemed necessary by the Compensation Committee and increased for merit reasons, based on the executive officers’ success in meeting or exceeding individual objectives. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive officer’s role or responsibilities.

Annual Bonus

The Compensation Committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our corporate-wide goals. The amount of the cash bonus depends on the level of achievement of the individual performance goals, with a target bonus generally set as a percentage of base salary and based on the achievement of pre-determined milestones.

Long-Term Equity Incentives

The Compensation Committee believes that to attract and retain management, employees and independent directors, the compensation paid to these persons should include non-cash equity-based compensation, in addition to base salary and potential annual cash incentives, that is competitive with peer companies. The Compensation Committee determines the amount and terms of non-cash equity-based compensation granted under our stock option plans or pursuant to other awards made to our executives, employees and independent directors. Any long-term equity compensation granted to our management, employees and independent directors does not represent cash payments made to such individuals, and there is no guarantee that any recipients of awards granted as long-term equity compensation will realize any cash value as a result of the awards.

During the year ended March 31, 2022, the Compensation Committee granted stock options to management, employees and independent directors as a part of each individual's long-term compensation. The options have a term of ten years, and an exercise price that was at or above the market price of our common stock on the grant date, which the Compensation Committee believes align the long-term interests of our management, employees and independent directors with those of our stockholders.

2022 Summary Compensation Table

The following table shows information regarding the compensation of our Named Executive Officers (NEOs) for services performed in the fiscal years ended March 31, 2022 (Fiscal 2022) and 2021 (Fiscal 2021).

	Fiscal	Salary	Bonus(1)	Option Awards (2)(8)(9)	All Other Compensation(10)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Shawn K. Singh(3)	2022	562,500	350,000	269,960	-	1,182,460
Chief Executive Officer	2021	511,000	333,660	439,618	-	1,284,278

Mark A. Smith, M.D., Ph.D.(4)	2022	448,750	210,000	134,613	-	793,363
Chief Medical Officer	2021	422,638	125,055	219,445	-	767,138

Ann M. Cunningham(5)	2022	395,833	140,000	668,827	-	1,204,660
Chief Commercial Officer	2021	-	-	-	-	-

Jerrold D. Dotson(6)	2022	402,500	175,000	134,613	-	712,113
Vice President, Chief Financial	2021	374,375	110,250	219,399	-	704,024
Officer and Secretary

Reid G. Adler(7)	2022	-	-	-	-	-
Chief Legal Officer	2021	-	-	-	-	-

(1)

Amounts reported in the Bonus column for Fiscal 2022 reflect bonuses awarded by the Compensation Committee that were earned during calendar year 2021 by each NEO for attainment of performance-based objectives during that period and paid in February 2022. Amounts reported in the Bonus column for Fiscal 2021 reflect bonuses awarded by the Compensation Committee and earned during the period from April 1, 2019 through December 31, 2020 by each NEO for attainment of performance-based objectives during that period and paid in December 2020.

(2)

The amounts in the Option Awards column represent the aggregate grant date fair value of options to purchase shares of our common stock awarded to the NEOs during the fiscal year presented, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718). The amounts in this column do not represent any cash payments actually received by the NEOs with respect to any of such options to purchase shares of our common stock awarded to them during the periods presented. With the exception of Mr. Dotson, who in June 2021 exercised certain vested options granted during Fiscal 2021, none of the NEOs have exercised any of such options to purchase common stock granted during Fiscal 2022 or Fiscal 2021, and there can be no assurance that any of them will ever realize any of the ASC 718 grant date fair value amounts presented in the Option Awards column.

(3)

Mr. Singh became Chief Executive Officer of VistaGen Therapeutics, Inc. (a California corporation) (VistaGen California) on August 20, 2009 and our Chief Executive Officer in May 2011. Pursuant to his January 2010 employment agreement, as amended in June 2016, Mr. Singh’s annual base cash salary, was contractually set at $395,000. The Compensation Committee has since adjusted Mr. Singh’s base annual salary to $550,000 effective in January 2021 and to $600,000 effective in January 2022. Pursuant to his employment agreement, Mr. Singh is eligible to receive an annual cash incentive bonus of up to fifty percent (50%) of his base cash salary.

(4)

Dr. Smith has served as our Chief Medical Officer since June 2016. During Fiscal 2021, Dr. Smith’s annual base cash salary was $440,000. The Compensation Committee adjusted Dr. Smith’s base annual salary to $475,000 effective in January 2022.

(5)

Ms. Cunningham has served as our Chief Commercial Officer since May 2021. Her initial base cash salary upon her employment with the Company was $425,000. The Compensation Committee adjusted Ms. Cunningham’s base annual salary to $450,000 effective in January 2022. Cash compensation received by Ms. Cunningham during Fiscal 2022 as an independent director pursuant to her Board and Committee service prior to her employment by the Company is excluded from this table and is reflected in the Director Compensation table.

(6)

Mr. Dotson has served as our Chief Financial Officer since September 2011. During Fiscal 2021, Mr. Dotson’s annual base cash salary was $395,000. The Compensation Committee adjusted Mr. Dotson’s base annual salary to $425,000 effective in January 2022.

(7)

Mr. Adler was appointed as the Company’s Chief Legal Officer in May 2022; accordingly no employee compensation or stock option grants are reported for him for either Fiscal 2022 or Fiscal 2021. Upon his employment with the Company, Mr. Adler’s annual base cash salary was set at $375,000.

(8)

The amounts in the table below do not represent any cash payments actually received by the NEOs with respect to any of such options to purchase shares of our common stock awarded to them during Fiscal 2022. Rather, the table below provides information regarding the option awards we granted to the NEOs during Fiscal 2022 and the weighted average assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards.

Option Award Compensation	Option Grant	Option Grant
Fiscal Year Ended March 31, 2022	5/1/2021	3/1/2022	Total

Mr. Singh	$-	$269,960	$269,960
Dr. Smith	$-	$134,613	$134,613
Ms. Cunningham	$533,536	$135,291	$668,827
Mr. Dotson	$-	$134,613	$134,613

Option Shares Granted	Option Grant	Option Grant
Fiscal Year Ended March 31, 2022	5/1/2021	3/1/2022	Total

Mr. Singh	-	300,000	300,000
Dr. Smith	-	150,000	150,000
Ms. Cunningham	300,000	150,000	450,000
Mr. Dotson	-	150,000	150,000

Option Award Assumptions –	Option Grant	Option Grant
Fiscal Year Ended March 31, 2021	5/1/2021	3/1/2022

Market price per share	$2.53	$1.37
Exercise price per share	$2.53	$1.37
Risk-free interest rate	1.10%	1.58%
Volatility	82.83%	79.09%
Expected term (years)	6.08	5.39
Dividend rate	0.0%	0.0%

Fair value per share	$1.78	$0.90
Aggregate shares	300,000	750,000

(9)

The amounts in the table below do not represent any cash payments actually received by the NEOs with respect to any of such options to purchase shares of our common stock awarded to them during the period presented. Rather, the table below provides information regarding the option awards we granted to the NEOs during Fiscal 2022 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards.

	Option Grant	Option Grant
Fiscal Year Ended March 31, 2021	4/23/2020	12/30/2020	Total

Mr. Singh	$80,404	$359,214	$439,618
Dr. Smith	$40,188	$179,257	$219,445
Mr. Dotson	$40,177	$179,222	$219,399

Option Shares Granted -	Option Grant	Option Grant
Fiscal Year Ended March 31, 2021	4/23/2020	12/30/2020	Total

Mr. Singh	300,000	300,000	600,000
Dr. Smith	150,000	150,000	300,000
Mr. Dotson	150,000	150,000	300,000

Option Award Assumptions –	Option Grant	Option Grant
Fiscal Year Ended March 31, 2021	4/23/2020	12/30/2020

Market price per share	$0.398	$1.77
Exercise price per share	$0.398	$1.77
Risk-free interest rate	0.40%	0.43%
Volatility	83.89%	84.27%
Expected term (years)	5.39	5.39
Dividend rate	0.0%	0.0%

Fair value per share	$0.27	$1.20
Aggregate shares	600,000	600,000

(10)	No NEO is entitled to receive, nor has any NEO received, any perquisites or other personal benefits that, in the aggregate, are worth over $50,000 or over 10% of her or his base salary.

Benefit Plans

401(k) Plan

We maintain, through a registered agent, a retirement and deferred savings plan for our officers and employees. This plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The retirement and deferred savings plan provides that each participant may contribute a portion of his or her pre-tax compensation, subject to statutory limits. Under the plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The retirement and deferred savings plan also permits us to make discretionary contributions subject to established limits and a vesting schedule. To date, we have not made any discretionary contributions to the retirement and deferred savings plan on behalf of participating officers or employees.

2019 Employee Stock Purchase Plan

Following the approval of our 2019 Employee Stock Purchase Plan (the 2019 ESPP) by our stockholders in September 2019, the 2019 ESPP became operational effective January 1, 2020. Under our 2019 ESPP, shares of our common stock will be available for purchase by eligible employees, including our NEOs, who participate in the plan. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of our common stock at a discount to the market price during periodic option periods under the 2019 ESPP. At March 31, 2022, four six-month option periods have been completed under the 2019 ESPP. The table below indicates the number of shares purchased by each NEO and the per share purchase price for each option period.

	Purchase Period Ended
	June 30, 2020	December 31, 2020	June 30, 2021	December 31, 2021

Per share purchase price	$0.4480	$0.4521	$1.9465	$1.6575

Shares purchased by:
Mr. Singh	5,000	5,000	5,000	3,623
Dr. Smith	5,000	5,000	2,260	2,655
Ms. Cunningham	-	-	-	-
Mr. Dotson	5,000	5,000	3,044	3,575
Mr. Adler	-	-	-	-

At the conclusion of the option period under the 2019 ESPP that ended on June 30, 2022, each of Mr. Singh, Dr. Smith and Mr. Dotson acquired 5,000 shares at a per share purchase price of $0.7480 per share.

Outstanding Warrants and Options at March 31, 2022

The following table provides information regarding each unexercised stock option and warrant to purchase shares of our common stock held by each of the NEOs as of March 31, 2022.

	Stock Options and Warrants at March 31, 2022
Name	Number of Securities Underlying Unexercised Options and Warrants (#) Exercisable			Number of Securities Underlying Unexercised Options and Warrants (#) Unexercisable		Exercise Price ($)	Expiration Date

Shawn K. Singh	72,000			-		7.00	3/3/2023
	200,000		(1)	-	(1)	1.50	6/19/2026
	100,000			-		1.50	11/9/2026
	175,000			-		1.50	4/26/2027
	125,000			-		1.56	9/19/2027
	300,000			-		1.16	2/2/2028
	220,000			-		1.70	1/14/2029
	78,334		(2)	1,666	(2)	1.00	5/23/2029
	148,750		(4)	21,250	(4)	1.00	9/5/2029
	300,000		(5)	-	(5)	1.41	10/21/2029
	290,624		(6)	9,375	(6)	0.398	4/23/2030
	215,625		(7)	84,375	(7)	1.77	12/30/2030
	75,000		(8)	225,000	(8)	1.37	3/1/2032
Total:	2,300,334			341,666

Mark A. Smith	180,000		(1)	-	(1)	1.50	6/19/2026
	80,000			-		1.50	11/9/2026
	125,000			-		1.50	4/26/2027
	100,000			-		1.56	9/19/2027
	200,000			-		1.16	2/2/2028
	100,000			-		1.27	8/5/2028
	143,750		(3)	6,250	(3)	1.00	5/23/2029
	100,000		(5)	-	(5)	1.41	10/21/2029
	145,313		(6)	4,687	(6)	0.398	4/23/2030
	107,813		(7)	42,187	(7)	1.77	12/30/2030
	37,500		(8)	112,500	(8)	1.37	3/1/2032
Total:	1,319,376			165,624

Ann M. Cunningham	25,000			-		1.74	1/10/2029
	47,917		(3)	2,083	(3)	1.00	5/23/2029
	75,000		(5)	-	(5)	1.41	10/21/2029
	72,656		(6)	2,344	(6)	0.398	4/23/2030
	53,906		(7)	21,094	(7)	1.77	12/30/2030
		-	(9)	300,000	(9)	2.53	5/1/2031
	37,500		(8)	112,500	(8)	1.37	3/1/2032
Total:	311,979			438,021

Jerrold D. Dotson	5,001			-		1.50	10/30/2022
	10,000			-		7.00	3/3/2023
	75,000		(1)	-	(1)	1.50	6/19/2026
	50,000			-		1.50	11/9/2026
	100,000			-		1.50	4/26/2027
	100,000			-		1.56	9/19/2027
	200,000			-		1.16	2/2/2028
	100,000			-		1.27	8/5/2028
	9,375		(3)	6,250	(3)	1.00	5/23/2029
	150,000		(5)	-	(5)	1.41	10/21/2029
	135,489		(6)	4,687	(6)	0.398	4/23/2030
	107,813		(7)	42,187	(7)	1.77	12/30/2030
	37,500		(8)	112,500	(8)	1.37	3/1/2032
Total:	1,080,178			165,624

Reid G. Adler(10)	2,500			-		8.00	6/6/2023
	50,000			-		1.55	9/19/2027
	25,000			-		1.16	2/2/2028
	20,000			-		1.00	5/23/2029
	25,000		(5)	-	(5)	1.41	10/21/2029
	24,219		(6)	781	(6)	0.398	4/23/2030
	25,000		(11)	25,000	(11)	2.74	7/16/2031
	12,500		(8)	37,500	(8)	1.37	3/1/2032
Total:	184,219			63,281

(1)

Represents an option to purchase shares of our common stock at $3.49 per share granted on June 19, 2016 when the market price of our common stock was $3.49 per share.  The option became exercisable for 25% of the shares granted on June 19, 2017 with the remaining shares becoming exercisable ratably monthly through June 19, 2020, when all shares granted became fully exercisable. The exercise price of the option was reduced to $1.50 per share on August 29, 2018.

(2)

Represents an option to purchase shares of our common stock at $1.00 per share granted on May 23, 2019 when the market price of our common stock was $0.80 per share.  The option became exercisable for 62.5% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through May 23, 2022, when all shares granted will be fully exercisable.

(3)

Represents an option to purchase shares of our common stock at $1.00 per share granted on May 23, 2019 when the market price of our common stock was $0.80 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through May 23, 2022, when all shares granted will be fully exercisable.

(4)

Represents an option to purchase shares of our common stock at $1.00 per share granted on September 5, 2019 when the market price of our common stock was $0.84 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through September 5, 2022, when all shares granted will be fully exercisable.

(5)

Represents an option to purchase shares of our common stock at $1.41 per share granted on October 21, 2019 when the market price of our common stock was $1.41 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through October 21, 2021, when all shares granted will be fully exercisable.

(6)

Represents an option to purchase shares of our common stock at $0.398 per share granted on April 23, 2020 when the market price of our common stock was $0.398 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through April 23, 2022, when all shares granted will be fully exercisable.

(7)

Represents an option to purchase shares of our common stock at $1.77 per share granted on December 30, 2020 when the market price of our common stock was $1.77 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through December 30, 2022, when all shares granted will be fully exercisable.

(8)

Represents an option to purchase shares of our common stock at $1.37 per share granted on March 1, 2022 when the market price of our common stock was $1.37 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through March 1, 2024, when all shares granted will be fully exercisable.

(9)

Represents an option to purchase shares of our common stock at $2.53 per share granted to Ms. Cunningham upon commencement of her employment by the Company on May 1, 2021 when the market price of our common stock was $2.53 per share.  The option becomes exercisable for 25% of the shares granted on the first anniversary of the grant date, with the remaining 75% of the shares becoming exercisable ratably monthly through May 1, 2025, when all shares granted will be fully exercisable.

(10)

All options to purchase shares of our common stock reflected in this table were awarded to Mr. Adler for services to the Company as a legal advisor prior to his employment by the Company effective May 1, 2022. On May 2, 2022, when the market price of our common stock was $1.28 per share, in conjunction with the commencement of his employment by the Company, Mr. Adler was granted an option to purchase 200,000 shares of our common stock at an exercise price of $1.28 per share. The option becomes exercisable for 25% of the shares granted on the first anniversary of the grant date, with the remaining 75% of the shares becoming exercisable ratably monthly through May 2, 2026, when all shares granted will be fully exercisable

(11)

Represents an option to purchase shares of our common stock at $2.74 per share granted on July 16, 2021 when the market price of our common stock was $2.74 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through July 16, 2023, when all shares granted will be fully exercisable.

Employment or Severance Agreements

We only have an employment agreement with Mr. Singh, the material terms of which are described below.

Agreement with Mr. Singh

We entered into an employment agreement with Mr. Singh on April 28, 2010. Under the agreement, as amended on June 22, 2016, Mr. Singh’s base salary was increased from $347,500 per year to $395,000 per year, effective June 16, 2016. The Compensation Committee has subsequently adjusted Mr. Singh’s base annual salary to $477,000 effective in July 2018, to $498,000 effective in April 2019, to $550,000 effective in January 2021 and to $600,000 effective in January 2022. Under his agreement, Mr. Singh is eligible to receive an annual incentive cash bonus of up to 50% of his base salary. The Compensation Committee awarded Mr. Singh a cash bonus of $350,000 in February 2022 for attainment of performance-based objectives during calendar 2021 and $333,660 in December 2020 for attainment of performance-based objectives during the period from April 1, 2019 through December 31, 2020. The award of his incentive bonus, if any, is at the discretion of the Compensation Committee of our Board of Directors. In the event we terminate Mr. Singh’s employment without cause, he is entitled to receive severance in an amount equal to:

●	twelve months of his then-current base salary payable in the form of salary continuation;

●	a pro-rated portion of the incentive cash bonus that the Board of Directors determines in good faith that Mr. Singh earned prior to his termination; and

●	such amounts required to reimburse him for Consolidated Omnibus Budget Reconciliation Act (COBRA) payments for continuation of his medical health benefits for such twelve-month period.

In addition, in the event Mr. Singh terminates his employment with “good reason” following a “change of control” (each as defined below), he is entitled to twelve months of his then-current base salary payable in the form of salary continuation.

Change of Control Provisions

Pursuant to his employment agreement, Mr. Singh is entitled to severance if he terminates his employment for good reason after a change of control. Under his agreement, “good reason” means any of the following events, if we affect the event without Mr. Singh’s consent (subject to our right to cure):

●	a material reduction in his responsibility; or

●	a material reduction in his base salary except for reductions that are comparable to reductions generally applicable to similarly situated executives of Vistagen.

Furthermore, pursuant to his employment agreement and his stock option award agreements, in the event we terminate Mr. Singh without cause within twelve months of a change of control, his remaining unvested option shares become fully vested and exercisable. Upon a change of control in which the successor corporation does not assume Mr. Singh’s stock options, the stock options granted to him become fully vested and exercisable.

Pursuant to Mr. Singh’s employment agreement, a change of control occurs when: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Vistagen, a subsidiary, an affiliate, or a Vistagen employee benefit plan, including any trustee of such plan acting as trustee) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Vistagen representing 50% or more of the combined voting power of Vistagen’s then outstanding securities; (ii) a sale of substantially all of Vistagen’s assets; or (iii) any merger or reorganization of Vistagen whether or not another entity is the survivor, pursuant to which the holders of all the shares of capital stock of Vistagen outstanding prior to the transaction hold, as a group, fewer than 50% of the shares of capital stock of Vistagen outstanding after the transaction.

In the event that, following termination of employment, amounts are payable to Mr. Singh pursuant to his employment agreement, his eligibility for severance is conditioned on his having first signed a release agreement.

Pursuant to Mr. Singh’s employment agreement, the estimated amount that could be paid by us assuming that a change of control occurred on the last business day of our current fiscal year, is $600,000 for Mr. Singh, excluding any pro-rated portion of an annual or periodic bonus and the imputed value of accelerated vesting of stock options, if any.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF

WITHUMSMITH+BROWN, PC TO SERVE AS THE COMPANY'S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee of the Board, the Board appointed OUM & Co. LLP (OUM) as its independent registered public accounting firm for its fiscal year ended March 31, 2022. Subsequently, on July 15, 2021, WithumSmith+Brown, PC, an independent registered public accounting firm (Withum), acquired certain assets of OUM. As a result, OUM resigned as the Company’s independent registered public accounting firm and, concurrent with such resignation and the approval of our Audit Committee, we consented to the engagement of Withum. Our stockholders previously ratified the appointment of Withum at the 2021 annual meeting of stockholders held on September 17, 2021.

Upon recommendation of the Audit Committee, our Board appointed Withum as our independent registered public accounting firm for the current fiscal year ending March 32, 2023 and hereby recommends that the stockholders ratify such appointment.

The Board may terminate the appointment of Withum as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

Representatives of Withum will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Fees and Services

As described above, Withum served as our independent registered public accounting firm for our fiscal year ended March 31, 2022 and OUM served as our independent registered public accounting firm for our fiscal year ended March 31, 2021. Information provided below includes fees for professional services provided to us by Withum and OUM for the respective fiscal years.

	Fiscal Years Ended March 31,
	2022	2021
Audit fees	$271,900	$258,600
Audit-related fees	97,300	94,000
Tax fees	17,000	14,000
All other fees	-	-
Total fees	$386,200	$366,600

Audit Fees:

Audit fees include fees billed for the annual audit of the Company’s financial statements and quarterly reviews for the fiscal years ended March 31, 2022 and 2021, and for services normally provided by Withum or OUM in connection with routine statutory and regulatory filings or engagements.

Audit-Related Fees:

Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the annual audit or reviews of the Company’s financial statements and are not reported under “Audit Fees.” During our fiscal years ended March 31, 2022 and 2021, Withum and OUM billed the Company for services related to comfort letters and consents for the use of its audit opinion in our filings of Registration Statements on Form S-3, Form S-1, and Form S-8 that included or incorporated by reference the Company’s audited financial statements for the fiscal years ended March 31, 2021 and 2020.

Tax Fees:

Tax fees include fees for professional services for tax compliance, tax advice and tax planning for the tax years ended March 31, 2021 and 2020.

All Other Fees:

All other fees include fees for products and services other than those described above.  During our fiscal years ended March 31, 2022 and 2021, no such fees were billed by either Withum or OUM.

Required Vote and Recommendation

Ratification of the selection of Withum as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2023 requires the affirmative vote of a majority of the votes cast, either present or represented by proxy. Abstentions and broker non-votes will have no effect on the ratification of Withum as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2023. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Withum as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2023.

The Board recommends that stockholders vote “FOR” the ratification of the selection of Withum as our independent registered public accounting firm for our fiscal year ending March 31, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with management and WithumSmith+Brown (Withum), our independent registered public accounting firm, the audited consolidated financial statements in the Vistagen Therapeutics, Inc. Annual Report on Form 10-K for the year ended March 31, 2022. The Audit Committee also discussed with Withum those matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16.

Withum also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2022.

Respectfully Submitted by: MEMBERS OF THE AUDIT COMMITTEE Jon S. Saxe, Audit Committee Chairman Jerry B. Gin Mary L. Rotunno

Dated: June 20, 2022

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

PROPOSAL NO. 5

AUTHORIZATION TO IMPLEMENT A REVERSE STOCK SPLIT

General and Background

Our Board is recommending that our stockholders approve a potential amendment to our Restated and Amended Articles of Incorporation, as amended (our Charter) in substantially the form attached hereto as Annex A, to enable our Board to implement a reverse stock split of our outstanding shares of common stock at a reverse stock split ratio of between 1-for-2 and 1-for-30, as determined by the Board in its sole discretion, should the Board determine that to be advisable and in the best interests of the Company, at any time prior to the one-year anniversary of this Annual Meeting (the Reverse Split). If the stockholders approve and adopt the potential amendment to our Charter to authorize the Reverse Split, and if our Board decides to implement it, the Reverse Split will become effective on the date of the filing of the potential amendment with the Secretary of State of the State of Nevada. However, even if stockholders approve this Proposal No. 5 at the Annual Meeting, the Board will have discretion to delay or not to implement the Reverse Split at all.

If implemented, the Reverse Split will be realized simultaneously for all outstanding shares of common stock and the ratio determined by our Board will be the same for all outstanding shares of common stock. The Reverse Split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the Reverse Split as that stockholder held immediately prior to the Reverse Split, except for adjustments that may result from the treatment of fractional shares as described below. The proposed amendment will not reduce the number of authorized shares of common stock (which will remain at 325,000,000) or preferred stock (which will remain at 10,000,000) or change the par values of our common or preferred stock (which will both remain at $0.001 per share).

Our common stock is currently quoted on The NASDAQ Capital Market (NASDAQ), and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly-held shares, market value of listed shares, minimum bid price per share, and minimum stockholder's equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from NASDAQ.

The minimum closing bid price requirement set forth in NASDAQ Listing Rule 5550(a)(2) is $1.00. Our common stock has traded below $1.00 since July 22, 2022, and the last reported closing price of our common stock on August 19, 2022 was $0.2150. Although we have not yet received a notice from NASDAQ that we are not in compliance with the $1.00 per share minimum closing bid price Continued Listing requirement, we expect we will receive such a notice in the near term.

Purpose of the Proposed Reverse Stock Split

Our Board’s primary objective in seeking authority to implement a Reverse Split is to have the ability to raise the per share trading price of our common stock to help us ensure we maintain the listing of our common stock on NASDAQ.

Delisting from NASDAQ may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

If we are delisted from NASDAQ and we are not able to list our common stock on another exchange, our common stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

●	a limited availability of market quotations for our securities;

●

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and little or no analyst coverage for us;

●	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

●	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.

As of the Record Date, we were not in compliance with the NASDAQ minimum bid price requirement. Our Board believes that the proposed Reverse Split is a potentially effective means, if necessary, for us to regain or maintain compliance with the listing rules of NASDAQ and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the NASDAQ by producing the immediate effect of increasing the bid price of our common stock.

Increase the Market Price of our Common Stock to a Level More Appealing for Investors

We also believe that the Reverse Split could enhance the appeal of our common stock to the financial community, including institutional investors, and to the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced securities to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore more likely to have less third-party analysis of the Company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the Reverse Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Split, may encourage interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the common stock than that which currently exists.

We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our common stock will occur. Our Board cannot predict with certainty what effect the Reverse Split will have on the market price of our common stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. Further, we cannot provide you with any assurance that our shares will continue to qualify for listing on NASDAQ. As a result, the trading liquidity of our common stock may not improve. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances.

Determination of Ratio

The ratio of the Reverse Split, if approved and implemented, will be a ratio of between 1-for-2 and 1-for-30 as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting or October 14, 2023. Even if approved, the Board will have discretion to delay or not to implement the Reverse Split at all.

In determining the Reverse Split ratio, our Board will consider numerous factors, including:

●	the historical and projected performance of our common stock;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the selected Reverse Split ratio on trading liquidity in our common stock;

●	our capitalization (including the number of shares of our common stock issued and outstanding);

●	the prevailing trading price for our common stock and the volume level thereof; and

●	potential devaluation of our market capitalization as a result of a Reverse Split.

The purpose of asking for authorization to amend our Charter to implement the Reverse Split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give our Board the flexibility to consider then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when determining the appropriate ratio.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-5 reverse stock split of our common stock, then a stockholder holding 10,000 shares of our common stock before the Reverse Split would instead hold 2,000 shares of our common stock immediately after the Reverse Split. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the Reverse Split. Instead, we will issue one full share of the post-Reverse Split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.

The principal effect of the Reverse Split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 206,836,345 shares as of August 16, 2022 to a number of shares between and including one-half to one-thirtieth of that amount, as the case may be, based on the ratio for the Reverse Split as determined by our Board, and (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, as applicable, between and including one-half to one-thirtieth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants, as applicable, immediately preceding the Reverse Split at an exercise price equal to between and including two to thirty times the exercise price specified before the Reverse Split, resulting in essentially the same exercise price available pre-Reverse Split.

The following table, which is for illustrative purposes only, illustrates the effects of the Reverse Split at certain exchange ratios within the foregoing range, without giving effect to any adjustments for fractional shares of our outstanding common stock, on our outstanding shares of common stock and authorized shares of capital stock as of August 16, 2022.

	Before Reverse Split	After Reverse Split
		1-for-2	1-for-3	1-for-5	1-for-10	1-for-15	1-for-20	1-for-25	1-for-30
Common Stock Authorized	325,000,000
Common Stock Issued and Outstanding	206,836,345	103,418,173	68,945,448	41,367,269	20,683,635	13,789,090	10,341,817	8,273,454	6,894,545
Common Stock Underlying Options and Warrants	29,111,185	14,555,593	9,703,728	5,822,237	2,911,119	1,940,746	1,455,559	1,164,447	971,373
Common Stock Available for Grant Under 2019 Plan and 2019 ESPP	7,478,493	3,739,247	2,492,831	1,495,699	747,849	498,566	373,925	299,140	249,283
Common Stock authorized and unreserved(1)	81,573,977	203,286,989	243,857,992	276,314,795	300,657,398	308,771,598	312,828,699	315,262,959	316,885,799
Per Share Bid Price(2)	$0.16	$0.32	$0.48	$0.80	$1.60	$2.40	$3.20	$4.00	$4.80

(1)	Amount includes shares that may be issued in connection with at-the-market offering program with Jefferies LLC.

(2)

Other than the per share bid price before the Reverse Split, which price is the last reported bis price on August 16, 2022, as reported on The NASDAQ Capital Market, all per share bid prices are only estimates.

Amending our Charter to implement the Reverse Split will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. In the event our stockholders approve this Proposal No. 5 at the Annual Meeting and our Board implements the Reverse Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

Accounting Matters

The Reverse Split will not affect the par value of our common stock. As a result, on the effective date of the Reverse Split, the par value on our balance sheet attributable to the common stock will be reduced to between and including one-half to one-thirtieth of its present amount, as the case may be based on the ratio for the Reverse Split as determined by our Board, and the additional paid-in capital account will be credited with the amount by which the par value is reduced. The per share net loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Effect of Authorized but Unissued Shares

The Reverse Split will have the effect of significantly increasing the number of our authorized but unissued shares of common stock. The number of authorized shares of our common stock will not be decreased and will remain at 325,000,000. Because the number of outstanding shares will be reduced as a result of the Reverse Split, the number of authorized shares available for issuance will be increased. See the table above under the caption Principal Effects of the Reverse Stock Split that shows the number of unreserved shares of common stock that would be available for issuance at various Reverse Split ratios.

Our Board believes that we will need to raise additional capital to advance development of our product candidates and advance other aspects of our business plan. In addition, we may issue shares to acquire other companies or assets or engage in business combination transactions. As of the date of this Proxy Statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the Reverse Split.

Potential Anti-Takeover and Dilutive Effects

The purpose of the Reverse Split is not to establish any barriers to a change of control or acquisition of the Company. However, because the number of authorized shares of common stock will remain at 325,000,000, this Proposal No. 5, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock as compared to the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect. Shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. Assuming stockholders approve this Proposal No. 5 at the Annual Meeting, our Board will continue to have authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the NASDAQ listing standards, assuming we remain listed on NASDAQ. Our Board is not aware of any attempt to take control of our business and has not considered the Reverse Split as a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the Reverse Split.

In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power. Holders of common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Certain Risks Associated with the Reverse Split

Before voting on this Proposal No. 5, you should consider the following risks associated with the implementation of the Reverse Split:

●

Although we expect that the Reverse Split will result in an increase in the market price of our common stock, we cannot assure you that the Reverse Split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the Reverse Split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of our common stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

●

If stockholders do not approve of this Proposal No. 5 at the Annual Meeting and we remain out of compliance with the $1.00 minimum bid price required for continued listing on NASDAQ, our Board, acting alone in accordance with Section 78.207 of the Nevada Revised Statutes, may instead implement a reverse stock split of both our issued and outstanding shares of common stock and the shares of common stock authorized for issuance pursuant to our Charter. Although such action may allow us to maintain the listing of our common stock on NASDAQ, our ability to raise capital to fund our planned operations and/or issue shares of common stock in connection with a strategic partnership or acquisition will be limited.

●

The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

●

While our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

●

The liquidity of our common stock may be harmed by the Reverse Split, if implemented, given the reduced number of shares of common stock that would be outstanding after the proposed Reverse Split, particularly if the price of our commons stock does not increase as a result of the proposed Reverse Split.

Procedure for Implementing the Reverse Split and Exchange of Stock Certificates

If the Reverse Split is approved by our stockholders, the Reverse Split would become effective at such time prior to the one-year anniversary of this Annual Meeting as deemed by our Board to be in the best interests of the Company and its stockholders and we file the amendment to our Charter with the Secretary of State of the State of Nevada. Even if the Reverse Split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the Reverse Split. Upon the filing of the amendment to our Charter, all the old common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the effective time of the Reverse Split, stockholders will be notified that the Reverse Split has been implemented. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from Computershare, our transfer agent, as soon as practicable after the effective date of the Reverse Split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the Reverse Split indicating the number of post- Reverse Split shares of common stock you hold.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Computershare will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from Computershare as soon as practicable after the effective time of the Reverse Split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.

Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Beginning on the effective date of the Reverse Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Split. Instead, we will issue one full share of the post-Reverse Split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Split as that stockholder did immediately prior to the Reverse Split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

No Dissenter’s Rights

Under Chapter 78 of the Nevada Revised Statutes, our stockholders are not entitled to dissenter’s rights with respect to the Reverse Split or the corresponding amendment to our Charter to implement the Reverse Split and we will not independently provide our stockholders with any such right.

U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Split to the holders of our common stock. It addresses only stockholders who hold our common stock as capital assets. It does not purport to be complete, does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, does not address U.S. federal estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income and does not address stockholders subject to special rules, including without limitation financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre- Reverse Split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre- Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this summary does not consider or discuss the tax treatment of partnerships or other pass-through entities or persons that hold our shares through such entities.

This summary is based on the Internal Revenue Code of 1986, as amended (the Code), regulations, rulings, and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. It does not address tax considerations under state, local, foreign and other laws. This summary is for general information purposes only, and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split.

The Reverse Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. Assuming that such treatment is correct, the Reverse Split generally will not result in the recognition of gain or loss for U.S. federal income tax purposes, except potentially with respect to any additional fractions of a share of our common stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a stockholder’s receipt of a whole share of our common stock in lieu of a fractional share, the adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post- Reverse Split shares of the common stock resulting from implementation of the Reverse Split will include the stockholder’s respective holding periods for the pre- Reverse Split shares. Stockholders who acquired their shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis of such shares. Additional information about the effects of the Reverse Split on the basis of holders of our common stock will be included in Internal Revenue Service Form 8937, Report of Organizational Actions Affecting Basis of Securities, which we will be made available to our stockholders if the Reverse Split is implemented.

As described above in “Fractional Shares,” no fractional shares of our common stock will be issued as a result of the Reverse Split. Instead, we will issue one (1) full share of the post- Reverse Split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of our common stock are not clear. A stockholder who receives one (1) whole share of our common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. We are not making any representation as to whether the receipt of one (1) whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Split.

We have not sought, and will not seek, any ruling from the Internal Revenue Service or an opinion of tax counsel with respect to the matters discussed herein. The foregoing views are not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of a reverse stock split may vary significantly as to each holder of our common stock, depending upon the state in which such holder resides or does business. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Split.

Required Vote and Recommendation

The approval of this Proposal No. 5 requires the affirmative vote of a majority of our outstanding shares of common stock entitled to vote as of the Record Date. Broker non-votes and abstentions will be counted as votes against this Proposal No. 5.

The Board recommends that stockholders vote FOR the approval of the amendment to our Restated and Amended Articles of Incorporation, as amended, to authorize our Board, if necessary, to implement a reverse stock split of our outstanding shares of common stock at a reverse stock split ratio of between 1-for-2 and 1-for-30, as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

PROPOSAL NO. 6

APPROVAL OF AN AMENDMENT TO OUR BYLAWS

Current Bylaw Provision

Currently, Article III, Section 3.1 of our Second Amended and Restated Bylaws (our Bylaws) states that the number of directors serving on our Board must be no less than one (1) and no more than seven (7), with the exact number set at seven (7). Section 3.1 also states that the exact number of directors may only be amended by the vote or written consent of a majority of the outstanding shares of the Company’s voting stock. In addition, Article XII, Section 12.1 of our Bylaws re-states the requirement to obtain stockholder approval to change the Company’s fixed number of directors.

Summary of Bylaw Amendment and Background

At the recommendation of our Corporate Governance and Nominating Committee, on August 17, 2022, our Board approved, subject to approval by our stockholders at the Annual Meeting, an amendment to Sections 3.1 and 12.1 of our Bylaws in substantially the form attached hereto as Annex B (the Bylaw Amendment) to allow our Board in its sole discretion to determine the number of authorized directors. The Bylaw Amendment was approved by the Board to, among other things, provide room for expansion. If this Proposal No. 6 is approved at the Annual Meeting, Article III, Section 3.1 will be amended as follows:

3.1. Number, Tenure and Qualification.

(a)      The authorized number of directors of the Corporation shall be not less than one (1), with the exact number to be determined from time to time by resolution of the Board of Directors or by the vote or written consent of holders of a majority of the Corporation’s outstanding voting securities. ~~nor more than seven (7), with the exact number of directors fixed at seven (7). The exact number may be amended only by the vote or written consent of a majority of the outstanding shares of the Corporation~~’~~s voting stock; provided, however, that no~~ No decrease in the number of directors shall shorten the term of any incumbent directors.

In addition, Article XII, Section 12.1 of the Bylaws will be amended as follows:

12.1. Amendments. The Board of Directors shall have the power to adopt, amend, amend and restate, or repeal these Bylaws, in part or in full, to the full extent, unless otherwise prohibited by the Corporation’s Articles of Incorporation or the Nevada Revised Statutes. ~~; provided, however, that, in accordance with Section 3.1, approval by a majority of the outstanding shares of the Corporation~~’~~s voting stock is required to change the Corporation~~’~~s fixed number of directors.~~

Our Board believes that the flexibility provided by the proposed Bylaw Amendment will better enable us to quickly and efficiently accommodate our needs of our Board in the future, particularly as it relates to diversity of background, represented communities and skillsets of our directors.

Required Vote and Recommendation

In accordance with our Bylaws, the approval of the Bylaw Amendment described in this Proposal No. 6 requires the affirmative vote of a majority of our outstanding shares of common stock entitled to vote as of the Record Date. Broker non-votes and abstentions will be counted as votes against this Proposal No. 6.

The Board recommends that stockholders vote FOR the Bylaw Amendment to allow our Board in its sole discretion to determine the number of authorized directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 16, 2022 for:

●	each stockholder known by us to be the beneficial owner of more than five percent (5%) of shares of our common stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

Applicable percentage ownership is based on 206,836,345 shares of common stock outstanding at August 16, 2022

In computing the percentage of shares of common stock beneficially owned, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or exchangeable or that will become exercisable or exchangeable within 60 days of August 16, 2022.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Vistagen Therapeutics, Inc., 343 Allerton Avenue, South San Francisco, California 94080.

Beneficial Ownership of Common Stock:

Name and address of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned(1)
Executive officers and directors:
Shawn K. Singh, J.D.(2)	2,534,732	1.21%
Mark A. Smith, M.D., Ph.D.(3)	1,411,166	*
Ann M. Cunningham, MBA(4)	469,532	*
Jerrold D. Dotson(5)	1,252,790	*
Reid G. Adler, J.D.(6)	239,942	*
Jon S. Saxe, J.D., LL.M.(7)	699,553	*
Joanne Curley, Ph.D.(8)	133,333	*
Margaret M. FitzPatrick, M.A.(9)	133,333	*
Jerry B. Gin, Ph.D., MBA(10)	861,302	*
Mary L. Rotunno, J.D.(11)	133,333	*

All executive officers and directors as a group (10 persons)(12)	7,469,017	3.49%

5% Stockholders:
Acuta Capital Partners, LLC(13)	11,736,283	5.68%
Entities affiliated with BlackRock Inc.(14)	11,894,193	5.76%
Commodore Capital LP(15)	10,455,910	5.06%

*    less than 1%

(1)	Based on 206,836,345 shares of common stock issued and outstanding as of August 16, 2022.

(2)	Includes options to purchase 2,282,500 shares of common stock and warrants to purchase 72,000 restricted shares of common stock exercisable within 60 days of August 16, 2022.

(3)	Includes options to purchase 1,391,251 shares of common stock exercisable within 60 days of August 16, 2022.

(4)	Includes options to purchase 469,532 shares of common stock exercisable within 60 days of August 16, 2022.

(5)

Includes options to purchase 1,142,679 shares of common stock, including options to purchase 626 shares of common stock held by Mr. Dotson’s wife, and warrants to purchase 10,000 restricted shares of common stock exercisable within 60 days of August 16, 2022.

(6)	Includes options to purchase 205,315 shares of common stock exercisable within 60 days of August 16, 2022.

(7)	Includes options to purchase 636,302 shares of common stock and warrants to purchase 7,500 restricted shares of common stock exercisable within 60 days of August 16, 2022.

(8)	Includes options to purchase 133,333 shares of common stock exercisable within 60 days of August 16, 2022.

(9)	Includes options to purchase 133,333 shares of common stock exercisable within 60 days of August 16, 2022.

(10)	Includes 100,000 shares of common stock held by Dr. Gin’s wife. Also includes options to purchase 661,302 shares of common stock exercisable within 60 days of August 16, 2022

(11)	Includes options to purchase 133,333 shares of common stock exercisable within 60 days of August 16, 2022

(12)

Includes 100,000 restricted shares of common stock held by Dr. Gin's wife. Also includes options to purchase 7,188,878 shares of common stock and warrants to purchase 89,500 restricted shares of common stock exercisable within 60 days of August 16, 2022.

(13)

Based upon information contained in a Schedule 13G/A filed by Acuta Capital Partners, LLC (Acuta) on February 15, 2022. Anupam Dalal is the Chief Investment Officer and Manfred Yu is the Manager of Acuta. Both Mr. Dalal and Mr. Yu have voting and investment authority over all of the shares held by each of Acuta, and disclaim beneficial ownership except to the extent of their indirect pecuniary interests therein. The business address for Acuta is 1301 Shoreway Road, Suite 350, Belmont, California 94002.

(14)

Based upon information contained in a Schedule 13G/A filed by BlackRock Inc. (BlackRock) on February 4, 2022. BlackRock Inc. has sole investment authority over all of the shares held by BlackRock Inc and its affiliated entities. The primary business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(15)

Based upon information contained in a Schedule 13G filed by Commodore Capital LP, a Delaware limited partnership (Commodore) and Commodore Capital Master LP, a Cayman Islands exempted limited partnership (Commodore Master) on April 4, 2022. Commodore is the investment manager to Commodore Master. As of April 4, 2022, Commodore may be deemed to beneficially own an aggregate of 10,455,910 shares of our common stock. Commodore, as the investment manager to Commodore Master, may also be deemed to beneficially own these securities. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore and exercise investment discretion with respect to these securities. The address for Commodore and Commodore Master is 767 Fifth Avenue, Floor 12, New York, NY 10153.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Grants

As of August 16, 2022, options to purchase a total of 19,785,327 registered shares of our common stock were outstanding at a weighted average exercise price of $1.45 per share, of which options to purchase 14,629,631 shares of our common stock were vested and exercisable at a weighted average exercise price of $1.37 per share and options to purchase 5,155,696 shares were unvested and not exercisable at a weighted average exercise price of $1.66 per share. These options were issued under our Amended and Restated 2019 Omnibus Equity Incentive Plan (the 2019 Plan) and under our Amended and Restated 2016 Stock Incentive Plan, formerly titled the 2008 Stock Incentive Plan (the 2016 Plan), as described below. At August 16, 2022, an additional 6,668,829 shares remained available for future equity grants under our 2019 Plan, and no new awards are available for grant under our 2016 Plan.

The following table summarizes awards outstanding under the 2016 Plan and the 2019 Plan, as well as shares available for issuance under the 2019 Plan and our 2019 Employee Stock Purchase Plan (2019 ESPP) as of March 31, 2022. The following information does not reflect issuances or exercises under the 2016 Plan, 2019 Plan or the 2019 ESPP subsequent to March 31, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2019 Plan and 2016 Plan	19,386,389	$1.47	7,288,157
2019 ESPP	-	-	884,664
Equity compensation plans not approved by security holders	-	-	-
Total	19,386,389	$1.34	8,172,821

Description of the 2016 Plan

Our Board unanimously approved the Company’s 2016 Plan on July 26, 2016, and it was approved by our stockholders at our 2016 Annual Meeting of Stockholders on September 26, 2016, and further amended to increase the number of shares authorized for issuance therefrom at our 2017 Annual Meeting of Stockholders on September 15, 2017. The 2016 Plan provided for the grant of stock options, restricted shares of common stock, stock appreciation rights and dividend equivalent rights, collectively referred to as “Awards”. Stock options granted under the 2016 Plan were either incentive stock options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), or non-qualified stock options. We could grant incentive stock options only to employees of the Company or any parent or subsidiary of the Company. Awards other than incentive stock options could be granted to employees, directors and consultants. A total of 10.0 million shares of our common stock were authorized for issuance under the 2016 Plan, of which options to purchase approximately 7.4 million shares remained outstanding at March 31, 2022. Upon the adoption of our 2019 Plan, no further grants were permissible under the 2016 Plan and approximately 1.4 million authorized shares were transferred to the 2019 Plan and became issuable therefrom. All options granted from the 2016 Plan remain operative under the terms of the respective grants.

Description of the 2019 Plan

Below is a summary of the terms and conditions of the 2019 Plan. Unless otherwise indicated, all capitalized terms shall have the same meaning as defined in the 2019 Plan.

Awards and Eligible Participants

The 2019 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock. The 2019 Plan is also designed to align employees’ interests with stockholder interests.

The 2019 Plan provides for the grant of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, and other stock-based awards, and performance awards, collectively referred to as “Awards”. Awards may be granted under the 2019 Plan to officers, employees and consultants of the Company and our subsidiaries and to our non-employee directors. Incentive stock options may be granted only to employees of the Company or one of our subsidiaries.

Plan Administration

The 2019 Plan is administered by the Compensation Committee of the Board. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Compensation Committee may delegate its authority to the extent permitted by applicable law.

The Compensation Committee sets stock option exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant. The Compensation Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2019 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR.

The Compensation Committee may also grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee.

The Compensation Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Compensation Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions. At March 31, 2022, the Compensation Committee has not granted any performance awards.

Authorized Shares

A total of 7.5 million shares of common stock was initially authorized for issuance under the 2019 Plan, which number of shares increased to 18.0 million authorized shares following stockholder approval at our 2021 annual meeting of stockholders.

In the event any award under the 2019 Plan is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2019 Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will again be available for grant under the 2019 Plan.

Vesting

No more than 25% of any equity-based awards granted under the 2019 Plan may vest on the grant date of such award. The Board believes this provision provides the Company the necessary flexibility to issue Awards that will both attract new talent, particularly as the Company advances its late-stage clinical development and commercialization plans for its drug candidates and provide incentives sufficient to retain the Company’s existing employees and directors.

This requirement does not apply to (i) substitute awards resulting from acquisitions or (ii) shares delivered in lieu of fully vested cash awards. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise. Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no consideration.

2019 Employee Stock Purchase Plan

Our Board approved the Vistagen Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the 2019 ESPP) on June 13, 2019. Our stockholders approved the 2019 ESPP at our annual meeting on September 5, 2019. The principal terms of our 2019 ESPP are summarized below.

The 2019 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The Compensation Committee of the Board administers the 2019 ESPP. The Compensation Committee has authority to construe, interpret and apply the terms of the 2019 ESPP. As approved by our stockholders, a maximum of 1,000,000 shares of our common stock may be purchased under the 2019 ESPP.

The 2019 ESPP is generally expected to operate in consecutive semi-annual periods referred to as “option periods.” The first option period commenced on January 1, 2020 and ended on the last trading day in the semi-annual period ended June 30, 2020, with successive option periods expected to begin on the first day of January and July and to terminate on the last trading day of June and December, respectively. Option periods may not last longer than the maximum period permitted under Section 423 of the Code, which generally limits the length of such offerings to either 5 years or 27 months, depending on the terms of the offering. Generally, all full-time employees of the Company and its subsidiaries are eligible to participate in an option period.

On the first day of each option period (the Grant Date), each eligible employee for that option period will be granted an option to purchase shares of our common stock. Each participant’s option will permit the participant to purchase a number of shares determined by dividing the employee’s accumulated payroll deductions for the option period by the applicable purchase price. A participant must designate the percentage (if any) of compensation to be deducted during that option period for the purchase of stock under the 2019 ESPP. The participant’s payroll deduction election will generally remain in effect for future option periods unless terminated by the participant. A participant may elect to withdraw from any option period prior to the last day of the option period, in which case the participant’s payroll deductions will be refunded and the participant’s outstanding options will terminate.

Each participant’s payroll deductions under the 2019 ESPP will be credited to a liability account in his or her name under the 2019 ESPP. The aggregate liability for participant payroll deductions at March 31, 2022 and 2021 was $66,200 and $18,600, respectively, which amounts are included in accrued expenses in the accompanying Consolidated Balance Sheet at those dates.

Each option granted under the 2019 ESPP will automatically be exercised on the last day of the respective option period (referred to as the Exercise Date). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s 2019 ESPP account balance as of the Exercise Date for the option period by the purchase price of the option. The purchase price for each option is generally equal to the lesser of (i) 85% of the fair market value of a share of our common stock on the applicable Grant Date, or (ii) 85% of the fair market value of a share of our common stock on the applicable Exercise Date. A participant’s 2019 ESPP account will be reduced upon exercise of his or her option by the amount used to pay the purchase price of the shares acquired by the participant. Following exercise of the option, any excess amount in a participant’s account will be refunded following the Exercise Date. No interest will be paid to any participant under the 2019 ESPP.

Participation in the 2019 ESPP is subject to the following limits:

●	A participant cannot contribute less than 1% or more than 15% of his or her compensation to the purchase of stock under the 2019 ESPP in any one payroll period;
●

A participant cannot accrue rights to purchase more than $25,000 of stock (valued at the Grant Date of the applicable offering period and without giving effect to any discount reflected in the purchase price for the stock) for each calendar year in which an option is outstanding; and

●

A participant will not be granted an option under the 2019 ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase common stock constituting 5.0% or more of the total combined voting power or value of all classes of stock of the Company or of one of its subsidiaries or to the extent it would exceed certain other limits under the Code.

The $25,000 annual purchase and the 5% ownership limitations referred to above are required under the Code.

As is customary, the number of shares of stock available under the 2019 ESPP or subject to outstanding options, is subject to adjustment in the event of certain reorganizations, combinations, recapitalization of shares, stock splits, reverse stock split, subdivision or other similar change in respect of our common stock. A participant’s rights with respect to options or the purchase of shares under the 2019 ESPP, as well as payroll deductions credited to his or her 2019 ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

The Board generally may amend, suspend, or terminate the 2019 ESPP at any time and in any manner, except that stockholder approval is required to increase the number of shares authorized for issuance under the 2019 ESPP and for certain other amendments. No amendment to the 2019 ESPP may materially adversely affect the option rights previously granted to a participant under the 2019 ESPP, except as required by law or regulation.

Our 2019 ESPP became effective on January 1, 2020 and will continue in effect until the earlier of such time as all of the shares of the Company’s common stock subject to the 2019 ESPP have been sold or December 31, 2030, unless terminated earlier by the Board. During Fiscal 2022, employees purchased an aggregate of 57,211 shares of our common stock under the 2019 ESPP and we received proceeds of $99,400. During Fiscal 2021, employees purchased an aggregate of 58,125 shares of our common stock and we received proceeds of $26,200.

Certain Relationships and Related Transactions

The following describes the material terms of all related party transactions that took place during Fiscal 2022:

Consulting Agreements

During Fiscal 2022, we entered into a consulting agreement with Dr. Joanne Curley, an independent member of our Board, to assist us in developing a phase-appropriate research and development human resources staffing plan to support our development of PH94B, PH10 and AV-101. We recorded expense of $6,800 during the quarter ended December 31, 2021 related to this agreement. There was no accounts payable balance or accrued expense related to this agreement at March 31, 2022.

During Fiscal 2022, we entered into a consulting agreement with Ms. Margret M. FitzPatrick, another of the independent members of our Board, to provide corporate development and public relations advisory services. We recorded expense of $45,000 during the quarter ended March 31, 2022 related to this agreement, of which $15,000 was included in accounts payable at that date.

During Fiscal 2021, we engaged a consulting firm headed by Ms. Ann M. Cunningham, a then-independent member of our Board, to provide various market research studies, competitive analyses, and commercial advisory projects for certain of our CNS pipeline candidates pursuant to which we recorded research and development expense of $193,000. In May 2021, Ms. Cunningham ceased to be independent upon acceptance of a position as our Chief Commercial Officer while remaining a member of our Board. We did not engage in business with the related consulting firm during Fiscal 2022 prior to or subsequent to the acceptance of employment by Ms. Cunningham. There was no accounts payable or accrued expenses related to the consulting agreement at March 31, 2022 or 2021.

Legal Services Consultant

Prior to the appointment of Mr. Reid Adler as the Company’s Chief Legal Officer on May 2, 2022, we engaged the law firm of which Mr. Adler was a partner to provide various legal services and advice over a number of years. During our fiscal years ended March 31, 2021 and 2022 and from April 1, 2022 until Mr. Adler’s appointment, the Company paid to Capital Technology Law Group fees of $169,000, $210,000, and $18,000, respectively, for various legal services.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals for the 2023 Annual Meeting

Stockholder proposals that are intended to be presented by stockholders at the Company’s 2023 Annual Meeting of Stockholders must be received by the Secretary of the Company between July 16, 2023 and August 15, 2023 so that they may be included, if appropriate, in the Company’s proxy statement and form of proxy relating to that meeting. A stockholder proposal not included in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting of stockholders. However, if the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the later of 60 days prior to such annual meeting, or, in the event the Company makes a public announcement of the date of such annual meeting less than 70 days before the meeting, within 10 days after the Company’s public announcement.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 343 Allerton Avenue, South San Francisco, California 94080, or contact us at (650) 577-3600. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Notice, mailed to stockholders on or about [•], 2022, contains instructions on how to access the Company’s Annual Report on SEC Form 10-K for our fiscal year ended March 31, 2022. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please submit your vote by Internet, telephone or postal mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR POSTAL MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING

ANNEX A

CERTIFICATE OF AMENDMENT

TO THE

RESTATED AND AMENDED

ARTICLES OF INCORPORATION

OF

VISTAGEN THERAPEUTICS, INC.

Vistagen Therapeutics, Inc., a Nevada corporation (the "Corporation"), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation's Restated and Amended Articles of Incorporation, as amended (the "Articles of Incorporation").

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 78.390 of the Nevada Revised Statutes and shall become effective immediately upon filing this Certificate of Amendment (the “Effective Time”).

THIRD: Article V of the Articles of Incorporation is hereby amended in its entirety and replaced with the following:

“This corporation is authorized to issue two classes of capital stock, to be designated “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock which this corporation is authorized to issue is Three Hundred Twenty-Five Million (325,000,000), each having a par value of $0.001. The total number of shares of Preferred Stock which this corporation is authorized to issue is Ten Million (10,000,000), each having a par value of $0.001.  The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of stockholders.  The capital stock of this corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this corporation.

At the Effective Time every [*] (the “Reverse Split Factor”) outstanding shares of Common Stock shall without further action by the corporation or the holder thereof be combined into and automatically become one share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued in connection with the Reverse Split, and instead, the Corporation shall issue one full share of post-Reverse Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Split.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this [•] day of [•], 20[•].

By: ____________________

Name:

Title:

*          The Board of Directors will have the discretion to implement the Reverse Split at any ratio between 1-for-2 and 1-for-30.

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ANNEX B

AMENDMENT NO. 1 TO THE

SECOND AMENDED AND RESTATED BYLAWS

OF

VISTAGEN THERAPEUTICS, INC.

Approved by the Board of Directors on August 17, 2022

Approved by the Stockholders of VistaGen Therapeutics, Inc. on October [__], 2022

Article III, Section 3.1 of the Second Amended and Restated Bylaws (the “Bylaws”) of VistaGen Therapeutics, Inc. (the “Corporation”) is hereby amended and restated, in its entirety, by the following:

3.1. Number, Tenure and Qualification.

(a)      The authorized number of directors of the Corporation shall be not less than one (1), with the exact number to be determined from time to time by resolution of the Board of Directors or by the vote or written consent of holders of a majority of the Corporation’s outstanding voting securities. No decrease in the number of directors shall shorten the term of any incumbent directors.

Article XII, Section 12.1 of the Bylaws is hereby amended and restated, in its entirety, by the following:

12.1. Amendments. The Board of Directors shall have the power to adopt, amend, amend and restate, or repeal these Bylaws, in part or in full, to the full extent, unless otherwise prohibited by the Corporation’s Articles of Incorporation or the Nevada Revised Statutes.

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